Exhibit 10.1

Information Memorandum

Moneytech Finance Pty Ltd

(ABN 75 112 110 906)

Issue of Australian Dollar Subordinated Notes

unconditionally and irrevocably guaranteed on a joint and several and subordinated basis by

Moneytech Limited

(ABN 77 106 249 852)

Moneytech Services Pty Ltd

(ABN 81 112 110 933)

Lead Manager and Initial Subscriber

FIIG Securities Limited

(ABN 68 085 661 632)

8 April 2015

Contents

Important Notice	3
Summary of the Subordinated Notes	8
Summary description of the Deed of Subordination	15
Corporate Profile	20
Key Risk Factors	27
Conditions	38
Form of Determination Date Statement	77
Form of Pricing Supplement	78
Selling Restrictions	82
Australian Taxation	85
Directory	90

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Important Notice

Introduction

This Information Memorandum relates to an issue of Australian dollar notes (“Subordinated Notes”) by Moneytech Finance Pty Ltd (ABN 75 112 110 906) (“Issuer”).

The Subordinated Notes are unconditionally and irrevocably guaranteed on a joint and several and subordinated basis by Moneytech Limited (ABN 77 106 249 852) (“Parent Guarantor”) and each other entity described as an “Initial Guarantor” in the section entitled “Summary” below (together, the “Initial Guarantors”) pursuant to the guarantee (“Subordinated Guarantee”) set out in the note trust deed dated 8 April 2015 (“Note Trust Deed”) between the Issuer, the Initial Guarantors and BNY Trust Company of Australia Limited (ABN 49 050 294 052) (“Trustee”). The Issuer may, from time to time, and in accordance with the terms of the Note Trust Deed appoint or procure the appointment of any subsidiary of the Issuer or of the Parent Guarantor which is not an Initial Guarantor as an additional guarantor (each such guarantor, a “New Guarantor” and together with the Initial Guarantors, the “Guarantors”) or, in accordance with the terms of the Note Trust Deed, obtain a release of the guarantee provided by a Guarantor other than the Parent Guarantor (and such released entity shall no longer be a Guarantor).

References to “Moneytech Group” or “Group” are to the Parent Guarantor and its Subsidiaries (within the meaning of Part 1.2 Division 6 of the Corporations Act 2001 of Australia (“Corporations Act”)).

References to “Information Memorandum” are to this Information Memorandum and any other document incorporated by reference and to any of them individually.

Prospective investors should read this Information Memorandum carefully prior to making any decision in relation to purchasing, subscribing for or investing in the Subordinated Notes.

Issuer’s responsibility

This Information Memorandum has been prepared and issued by the Issuer and the Parent Guarantor. The Issuer and the Parent Guarantor accept responsibility for the information contained in this Information Memorandum other than information provided by the Lead Manager and Initial Subscriber, the Trustee and the Agents (each as defined in the section entitled “Summary” below) in relation to their respective details in the section entitled “Directory” below.

Place of issuance

Subject to applicable laws, regulations and directives, the Issuer may issue the Subordinated Notes in any country including Australia and countries in Europe and Asia but not in the United States of America unless such Subordinated Notes are registered under the United States Securities Act of 1933 (as amended) (“Securities Act”) or an exemption from the registration requirements under the Securities Act is available.

Terms and conditions of issue

THE SUBORDINATED NOTES ARE SUBORDINATED ON THE TERMS OF THE DEED OF SUBORDINATION (AS DEFINED BELOW).

The Subordinated Notes will be issued in a single series under the Note Trust Deed. The series may comprise one or more tranches (each a “Tranche”) having one or more issue dates and on conditions that are otherwise identical (other than, to the extent relevant, in respect of the issue price and date of the first payment of interest).

A pricing supplement (“Pricing Supplement”) will be issued for each Tranche of Subordinated Notes. A Pricing Supplement will contain details of the initial aggregate principal amount, issue price, issue date, maturity date, details of interest payable (if any) together with any other terms and conditions not set out in the section entitled “Conditions” below that may be applicable to that series of Subordinated Notes. The terms and conditions (“Conditions”) applicable to the series of Subordinated Notes are included in this Information Memorandum and may be supplemented, amended, modified or replaced by the Pricing Supplement applicable to those Subordinated Notes.

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A Pricing Supplement or another supplement to this Information Memorandum may also supplement, amend, modify or replace any statement or information incorporated by reference in this Information Memorandum or a supplement to this Information Memorandum.

Documents incorporated by reference

This Information Memorandum is to be read in conjunction with all documents which are deemed to be incorporated into it by reference as set out below. This Information Memorandum shall, unless otherwise expressly stated, be read and construed on the basis that such documents are so incorporated and form part of this Information Memorandum. Investors should review, amongst other things, the documents which are deemed to be incorporated in this Information Memorandum by reference when deciding whether to purchase any Subordinated Notes.

The following documents are incorporated in, and taken to form part of, this Information Memorandum:

●	the Note Trust Deed;

●	the deed of subordination dated 8 April 2015 (“Deed of Subordination”) between the Issuer, the Initial Guarantors, the Senior Financier (as defined in the Conditions) and the Trustee;

●	the most recent audited consolidated annual financial statements and unaudited consolidated semi-annual financial statements (if any) of the Moneytech Group which are publicly available on its website at http://www.moneytech.com.au/;

●	all amendments and supplements to this Information Memorandum prepared by the Issuer from time to time and all documents stated herein or therein to be incorporated in this Information Memorandum;

●	all other documents issued by the Issuer and stated to be incorporated by reference in this Information Memorandum by reference; and

●	the Pricing Supplement and all documents stated therein to be incorporated in this Information Memorandum.

Any statement contained in this Information Memorandum or in any of the documents incorporated by reference in, and forming part of, this Information Memorandum shall be modified or superseded in this Information Memorandum to the extent that a statement contained in any document subsequently incorporated by reference into this Information Memorandum modifies or supersedes such statement (including whether expressly or by implication).

Copies of the Note Trust Deed, the Deed of Subordination, each Pricing Supplement and any documents incorporated by reference in this Information Memorandum may be obtained from the office of the Issuer, the Trustee or such other person specified in the Pricing Supplement.

Except as provided above, no other information, including any document incorporated by reference in any of the documents described above, is incorporated by reference into this Information Memorandum.

Any internet site addresses provided in this Information Memorandum are for reference only and the content of any such internet site is not incorporated by reference into, and does not form part of, this Information Memorandum.

No independent verification

The only role of the Lead Manager and Initial Subscriber, the Trustee and the Agents in the preparation of this Information Memorandum has been to confirm to the Issuer that their respective details in the section entitled “Directory” below are accurate as at the Preparation Date (as defined below).

Apart from the foregoing, none of the Lead Manager and Initial Subscriber, the Trustee and the Agents has independently verified the information contained in this Information Memorandum. Accordingly, no representation, warranty or undertaking, express or implied, is made, and no responsibility is accepted, by any of them, as to the accuracy or completeness of this Information Memorandum or any further information supplied by the Issuer in connection with the Subordinated Notes.

The Lead Manager and Initial Subscriber, the Trustee and the Agents expressly do not undertake to any holder of a Subordinated Note to review the financial condition or affairs of the Issuer, the Guarantors or any of their affiliates at any time or to advise any holder of a Note of any information coming to their attention with respect to the Issuer or a Guarantor and make no representations as to the ability of the Issuer or a Guarantor to comply with their respective obligations under the Subordinated Notes.

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Intending purchasers to make independent investment decision and obtain tax advice

This Information Memorandum contains only summary information concerning the Issuer, the Guarantors and the Subordinated Notes and should be read in conjunction with all of the documents which are deemed to be incorporated by reference herein. The information contained in this Information Memorandum is not intended to provide the basis of any credit or other evaluation in respect of the Issuer, any Guarantor or any Subordinated Notes and should not be considered or relied on as a recommendation or a statement of opinion (or a representation or report of either of those things) by any of the Issuer, any Guarantor, the Lead Manager and Initial Subscriber, the Trustee or the Agents that any recipient of this Information Memorandum should subscribe for, purchase or otherwise deal in any Subordinated Notes or any rights in respect of any Subordinated Notes.

Each investor contemplating subscribing for, purchasing or otherwise dealing in any Notes or any rights in respect of any Subordinated Notes should:

●	make and rely upon (and shall be taken to have made and relied upon) its own independent investigation of the financial condition and affairs of, and its own appraisal of the creditworthiness of, the Issuer, the Guarantors and the Subordinated Notes;

●	determine for themselves the relevance of the information contained in this Information Memorandum (including the Deed of Subordination), and must base their investment decision solely upon their independent assessment and such investigations as they consider necessary; and

●	consult their own tax advisers concerning the application of any tax (including stamp duty) laws applicable to their particular situation.

No advice is given in respect of the legal or taxation treatment of investors or purchasers in connection with an investment in any Subordinated Notes or rights in respect of them and each investor should consult their own professional adviser.

This Information Memorandum does not describe the risks of an investment in any Subordinated Notes. Prospective investors should consult their own professional, financial, legal and tax advisers about risks associated with an investment in any Subordinated Notes and the suitability of investing in the Subordinated Notes in light of their particular circumstances.

No offer

This Information Memorandum does not, and is not intended to, constitute an offer or invitation by or on behalf of the Issuer, any Guarantor, the Lead Manager and Initial Subscriber, the Trustee or the Agents to any person to subscribe for, purchase or otherwise deal in any Subordinated Notes.

Selling restrictions and no disclosure

EACH INVESTOR SUBSCRIBING FOR, PURCHASING OR OTHERWISE DEALING IN ANY SUBORDINATED NOTES IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS A PERSON TO WHOM IT IS LAWFUL TO MAKE ANY OFFER OF SUBORDINATED NOTES AND IT IS A PERSON TO WHOM AN OFFER OF SUBORDINATED NOTES FOR ISSUE OR SALE MAY BE MADE WITHOUT DISCLOSURE UNDER PART 6D.2 OR CHAPTER 7 OF THE CORPORATIONS ACT.

The distribution and use of this Information Memorandum, including any Pricing Supplement, advertisement or other offering material, and the offer or sale of Subordinated Notes may be restricted by law in certain jurisdictions and intending purchasers and other investors should inform themselves about them and observe any such restrictions. In particular, no action has been taken by any of the Issuer, the Guarantors, the Lead Manager and Initial Subscriber or the Trustee or the Agents which would permit a public offering of any Subordinated Notes or distribution of this Information Memorandum in any jurisdiction where action for that purpose is required.

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Neither this Information Memorandum nor any other disclosure document in relation to the Subordinated Notes has been lodged with the Australian Securities and Investments Commission (“ASIC”). A person may not make or invite an offer of the Subordinated Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia) or distribute or publish this Information Memorandum or any other offering material or advertisement relating to the Subordinated Notes in Australia unless the minimum aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in another currency, in each case disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7 of the Corporations Act and such action complies with all applicable laws and directives.

This Information Memorandum is not a prospectus or other disclosure document for the purposes of the Corporations Act.

For a description of certain restrictions on offers, sales and deliveries of the Subordinated Notes, and on distribution of this Information Memorandum, any Pricing Supplement or other offering material relating to the Subordinated Notes, see the section entitled “Selling Restrictions” below.

A person may not (directly or indirectly) offer for subscription or purchase or issue an invitation to subscribe for or buy Subordinated Notes, nor distribute or publish this Information Memorandum or any other offering material or advertisement relating to the Subordinated Notes except if the offer or invitation complies with all applicable laws, regulations and directives.

No authorisation

No person has been authorised to give any information or make any representations not contained in or consistent with this Information Memorandum in connection with the Issuer, the Guarantors or the issue or sale of the Subordinated Notes and, if given or made, such information or representation must not be relied on as having been authorised by the Issuer, the Guarantors, the Lead Manager and Initial Subscriber, the Trustee or the Agents.

No registration in the United States

The Subordinated Notes have not been, and will not be, registered under the Securities Act. The Subordinated Notes may not be offered, sold, delivered or transferred, at any time, within the United States of America, its territories or possessions or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) except in a transaction exempt from, or not subject to, the registration requirements of the Securities Act.

Agency and distribution arrangements

The Issuer has agreed or may agree to pay fees to the Trustee and the Agents for undertaking their respective roles and reimburse them for certain of their expenses properly incurred in connection with the Subordinated Notes.

The Issuer may also pay a fee to the Lead Manager and Initial Subscriber in respect of the Subordinated Notes subscribed by it, and may agree to reimburse the Lead Manager and Initial Subscriber for certain expenses properly incurred in connection with the Subordinated Notes and may indemnify the Lead Manager and Initial Subscriber against certain liabilities in connection with the offer and sale of Subordinated Notes.

The Issuer, the Guarantors, the Lead Manager and Initial Subscriber, the Trustee and the Agents, and their respective related entities, directors, officers and employees may have pecuniary or other interests in the Subordinated Notes and may also have interests pursuant to other arrangements and may receive fees, brokerage and commissions and may act as a principal in dealing in any Subordinated Notes.

The distribution and use of this Information Memorandum, including any Pricing Supplement, advertisement or other offering material, and the offer or sale of Subordinated Notes may be restricted by law in certain jurisdictions and intending purchasers and other investors should inform themselves about them and observe any such restrictions. In particular, no action has been taken by any of the Issuer, the Guarantors, the Lead Manager and Initial Subscriber, the Trustee or any Agents which would permit a public offering of any Subordinated Notes or distribution of this Information Memorandum or any such document in any jurisdiction where action for that purpose is required.

Currency

In this Information Memorandum, references to “$”, “A$” or “Australian dollars” are to the lawful currency of the Commonwealth of Australia.

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Currency of information

The information contained in this Information Memorandum is prepared as of its Preparation Date. Neither the delivery of this Information Memorandum nor any offer, issue or sale made in connection with this Information Memorandum at any time implies that the information contained in it is correct, that any other information supplied in connection with the Subordinated Notes is correct or that there has not been any change (adverse or otherwise) in the financial conditions or affairs of the Issuer or any Guarantor at any time subsequent to the Preparation Date. In particular, neither the Issuer nor any Guarantor is under any obligation to any person to update this Information Memorandum at any time after an issue of Subordinated Notes.

In this Information Memorandum, “Preparation Date” means:

●	in relation to this Information Memorandum, the date indicated on its face or, if this Information Memorandum has been amended, or supplemented, the date indicated on the face of that amendment or supplement;

●	in relation to any annual reports and financial statements incorporated in this Information Memorandum, the date up to, or as at, the date on which such annual reports and financial statements relate; and

●	in relation to any other item of information which is to be read in conjunction with this Information Memorandum, the date indicated on its face as being its date of release or effectiveness.

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Summary of the Subordinated Notes

The following is a brief summary only and should be read in conjunction with the rest of this Information Memorandum and, in relation to any Subordinated Notes, the Note Trust Deed, the Deed of Subordination, the applicable Conditions and any relevant Pricing Supplement. A term used below but not otherwise defined has the meaning given to it in the Conditions. A reference to a “Pricing Supplement” does not limit provisions or features which may be supplemented, amended, modified or replaced by a Pricing Supplement in relation to an issue of Subordinated Notes.

Issuer:

Moneytech Finance Pty Ltd (ABN 75 112 110 906).

Further information (which information is not incorporated by reference in this Information Memorandum) regarding the Issuer can be obtained from the Parent Guarantor’s website at http://www.moneytech.com.au/ or from the documents specifically incorporated by reference in this Information Memorandum.

Subordinated Guarantee and Initial Guarantors:

(a)            Moneytech Limited (ABN 77 106 249 852); and

(b)            Moneytech Services Pty Ltd (ABN 81 112 110 93).

The Subordinated Notes are issued with the benefit of the Subordinated Guarantee and the payment of principal and interest in respect of the Subordinated Notes will be unconditionally and irrevocably guaranteed on a joint and several and subordinated basis by the Guarantors as more fully set out in the Note Trust Deed.

As more fully described below, the Issuer may, from time to time, as required under Condition 5.2(d) (“Financial covenants”) and in accordance with the terms of the Note Trust Deed appoint or procure the appointment of any Subsidiary of the Issuer or of the Parent Guarantor which is not an Initial Guarantor as an additional guarantor or obtain a release of a guarantor other than the Parent Guarantor (each entity from time to time appointed as a guarantor which has not been released, a “Guarantor”).

Lead Manager and Initial Subscriber:	FIIG Securities Limited (ABN 68 085 661 632).

Registrar:	BTA Institutional Services Australia Limited (ABN 48 002 916 396) or such other person appointed by the Issuer under an Agency Agreement to perform registry functions and establish and maintain a Register (as defined below) on the Issuer’s behalf from time to time (“Registrar”).

Issuing & Paying Agent:	BTA Institutional Services Australia Limited (ABN 48 002 916 396) or any other person appointed by the Issuer under an Agency Agreement to act as issuing or paying agent on the Issuer’s behalf from time to time (“Issuing & Paying Agent”).

Calculation Agent:	BTA Institutional Services Australia Limited (ABN 48 002 916 396) or any other person appointed by the Issuer to act as calculation agent on the Issuer’s behalf from time to time (“Calculation Agent”).

Agents:	Each of the Registrar, Issuing & Paying Agent, Calculation Agent and any other person appointed by the Issuer to perform other agency functions with respect to any Tranche or series of Subordinated Notes (each an “Agent” and, together, the “Agents”).

Trustee:	BNY Trust Company of Australia Limited (ABN 49 050 294 052) or such other person appointed under the Note Trust Deed as trustee of the Moneytech Note Trust from time to time (“Trustee”).

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Form of Subordinated Notes:

Subordinated Notes will be issued in registered form and will be debt obligations of the Issuer which are constituted by, and owing under, the Note Trust Deed.

Subordinated Notes take the form of entries in a register (“Register”) maintained by the Registrar.

No certificates in respect of any Subordinated Notes will be issued unless the Issuer determines that certificates should be available or if certificates are required by any applicable law or directive.

Negative pledge:	Subordinated Notes will have the benefit of a negative pledge, as described in Condition 5.1 (“Negative pledge”).

Financial covenants:	Subordinated Notes will have the benefit of certain financial covenants as described in Condition 5.2 (“Financial covenants”).

Status and ranking of the Subordinated Notes:

Subordinated Notes will be direct and (subject to Condition 5.1 (“Negative pledge”)) unsecured obligations of the Issuer and will be subordinated to, and rank junior in right of payment to, the obligations of the Issuer to the Senior Financier as set out in the Deed of Subordination. All such obligations to the Senior Financier must be paid in full before any payment on account of any sums payable in respect of the Subordinated Notes other than a Permitted Payment.

This means that no payment of principal, interest or other amounts owing under the Subordinated Notes may be made to Noteholders unless:

•	such payments constitute Permitted Payments;

•	such payments follow acceleration and enforcement of the Subordinated Notes on the terms set out in the Deed of Subordination;

•	the Senior Debt has been discharged or repaid in full;

•	with respect to payment of principal on the Subordinated Notes, the Senior Financier is reasonably satisfied that a further loan or advance of funds or other monetary obligation of similar amount to the principal amount of the Subordinated Notes has been provided to the Issuer and that lender or investor has agreed to enter into a deed with the Senior Financer or terms similar, or substantially similar on materially no less favourable to the Senior Financier, in each case, in substance as those set out in the Deed of Subordination or as may be otherwise agreed with the Senior Financier; or

•	the Senior Financier gives its written consent.

See the section entitled “Summary description of the Deed of Subordination” below for more information.

The obligations of the Issuer to:

•	the Senior Financier; and

•	all other permitted secured creditors under the Conditions,

will have the benefit of the security provided by the Issuer to secure its obligations to such secured creditors. Consequently, claims of any holder of Subordinated Notes will also be subordinated to the claims of these secured creditors by virtue of that security.

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Status and ranking of the Subordinated Guarantee:

The Subordinated Notes will be unconditionally and irrevocably guaranteed on a joint and several and subordinated basis by the Guarantors, subject to the release of such Guarantors and the addition of new entities as Guarantors as set out in the Note Trust Deed. The obligations of each Guarantor under the Subordinated Guarantee will be direct and (subject to Condition 5.1 (“Negative pledge”)) unsecured obligations of that Guarantor and will be subordinated to, and rank junior in right of payment to, the obligations of that Guarantor to the Senior Financier as set out in the Deed of Subordination.

See the section entitled “Summary description of the Deed of Subordination” below for more information.

In addition, the Issuer undertakes (and the Parent Guarantor will ensure that the Issuer will undertake):

(a)	that, at all times, the aggregate of the Total Tangible Assets of the Issuer and the Guarantors is at least 90 per cent. of the Total Tangible Assets of the Group, based on the then latest Financial Statements; or

(b)	to cause such of its Subsidiaries to accede as a Guarantor pursuant to the Note Trust Deed to ensure that, at all times, the aggregate of the Total Tangible Assets of the Issuer and the Guarantors is at least 90 per cent. of the Total Tangible Assets of the Group, based on the then latest Financial Statements.

The obligations of a Guarantor to:

(i)	the Senior Financier; and

(ii)	any other permitted secured creditors under the Conditions,

will have the benefit of the security provided by the Guarantor to secure its obligations to such secured creditors. Consequently, claims of any holder of Subordinated Notes against a Guarantor will also be subordinated to the claims of these secured creditors by virtue of that security.

Interest:

Each Subordinated Note bears interest on its outstanding principal amount from (and including) its Interest Commencement Date to (but excluding) its Maturity Date (unless redeemed earlier) at the Interest Rate.

Interest is payable in arrear on each Interest Payment Date or such other date on which a Subordinated Note is redeemed, and adjusted, if necessary, in accordance with the Business Day Convention.

All such information will be set out in the relevant Pricing Supplement.

Interest Reserve Account:

As set out in more detail in the Note Trust Deed and the Deed of Subordination, the Issuer has undertaken to, on the Issue Date, pay into an Interest Reserve Account held in the name of the Trustee, an amount equal to the first two payments of interest that shall become due and payable on the Notes.

The Issuer undertakes, at all times, to maintain the balance amount in the Interest Reserve Account equal to, or at least equal to, an amount equal to the next two succeeding payments of interest.

For the purposes of determining the amount of interest due and payable on the next two succeeding Interest Payment Dates to be paid into the Interest Reserve Account, the amount of interest that is to be payable on those Interest Payment Dates is calculated using the BBSW Rate applicable on the day immediately prior to the date on which the payment into the Interest Reserve Account is made.

The balance amount in the Interest Reserve Account is only to be used to pay the amounts that become due and payable on each Interest Payment Date, other than the interest that may accrue on the balance amount in the Interest Reserve Account to the extent that it is payable to the Issuer. On instructions from the Issuer, the Trustee will transfer such amount from the Interest Reserve Account to the account of the Issuing & Paying Agent to facilitate payment to the Noteholders of the amount due and payable under the Subordinated Notes. The Issuer’s liability in respect of the payment under the Subordinated Notes is not discharged until a payment is made to the Noteholders.

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Failure to comply with the undertaking to maintain the balance described above in the Interest Reserve Account will not result in an Unwind Event or Event of Default of the Subordinated Notes under the Conditions. If the Issuer then fails to pay interest when due and payable to the Noteholders, such non-payment of interest could result in an Unwind Event or Event of Default in respect of their Subordinated Notes.

If additional series of Notes are issued and the Interest Reserve Account is applicable to those Notes, it is not intended for the moneys in the Interest Reserve Account to be segregated by series.

See the section entitled “Summary description of the Deed of Subordination” below for more information.

Denomination:	Subordinated Notes will be issued in the single denomination of A$1,000.

Minimum parcel size on initial issue:	A$50,000.

Clearing System:

Subordinated Notes may be transacted either within or outside a clearing system.

The Issuer intends to apply to Austraclear Ltd (ABN 94 002 060 773) (“Austraclear”) for approval for Subordinated Notes to be traded on the clearing and settlement system operated by Austraclear (“Austraclear System”). Upon approval by Austraclear, the Subordinated Notes will be traded through Austraclear in accordance with the rules and regulations of the Austraclear System. Such approval by Austraclear is not a recommendation or endorsement by Austraclear of such Subordinated Notes.

Transactions relating to interests in the Subordinated Notes may also be carried out through the settlement system operated by Euroclear Bank S.A./N.V. (“Euroclear”) or the settlement system operated by Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

Interests in the Subordinated Notes traded in the Austraclear System may be held for the benefit of Euroclear or Clearstream, Luxembourg. In these circumstances, entitlements in respect of holdings of interests in Subordinated Notes in Euroclear would be held in the Austraclear System by a nominee of Euroclear (currently HSBC Custody Nominees (Australia) Limited) while entitlements in respect of holdings of interests in Subordinated Notes in Clearstream, Luxembourg would be held in the Austraclear System by a nominee of J.P. Morgan Chase Bank, N.A. as custodian for Clearstream, Luxembourg.

The rights of a holder of interests in a Subordinated Note held through Euroclear or Clearstream, Luxembourg are subject to the respective rules and regulations for accountholders of Euroclear and Clearstream, Luxembourg, the terms and conditions of agreements between Euroclear and Clearstream, Luxembourg and their respective nominee and the rules and regulations of the Austraclear System. In addition, any transfer of interests in a Subordinated Note, which is held through Euroclear or Clearstream, Luxembourg will, to the extent such transfer will be recorded on the Austraclear System, be subject to the Corporations Act and the requirements for minimum consideration as set out in the Conditions.

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None of the Issuer, any Guarantor, the Lead Manager and Initial Subscriber, the Trustee or any Agent will be responsible for the operation of the clearing arrangements which is a matter for the clearing institutions, their nominees, their participants and the investors.

Title:

Entry of the name of the person in the Register in respect of Subordinated Notes in the registered form constitutes the obtaining or passing of title and is conclusive evidence that the person so entered is the registered holder of that Subordinated Note subject to correction for fraud or error.

Title to Subordinated Notes which are held in the Austraclear System will be determined in accordance with the rules and regulations of the Austraclear System.

Subordinated Notes which are held in the Austraclear System will be registered in the name of Austraclear.

Payments:	Payments to persons who hold Subordinated Notes through the Austraclear System will be made in accordance with the rules and regulations of the Austraclear System.

Payment Date:	A Payment Date for a Subordinated Note is the Maturity Date, an Interest Payment Date or any other relevant date on which a payment in respect of that Subordinated Note is due, adjusted in accordance with the applicable Business Day Convention.

Record Date:	The Record Date is the close of business (in the place where the Register is maintained) on the eighth day before the Payment Date.

Maturity and redemption:

Subject to compliance with all relevant laws, regulations and directives, each Subordinated Note will be redeemed on its Maturity Date at its outstanding principal amount, unless the Subordinated Note has been previously redeemed or purchased and cancelled.

Subordinated Notes are also redeemable prior to their scheduled maturity:

●	at the option of the Issuer on certain Optional Redemption Dates; and/or

●	at the option of a holder of a Subordinated Note following the occurrence of a Change of Control,

each as more fully set out in the Conditions and the relevant Pricing Supplement.

Subordinated Notes entered in the Austraclear System will be redeemed through the Austraclear System in a manner that is consistent with the rules and regulations of the Austraclear System.

Selling restrictions:	The offer, sale and delivery of Subordinated Notes and the distribution of this Information Memorandum and other material in relation to any Subordinated Notes are subject to such restrictions as may apply in any country in connection with the offer and sale of a the Subordinated Notes. In particular, restrictions on the offer, sale or delivery of Subordinated Notes in Australia and Singapore are set out in the section entitled “Selling Restrictions” below.

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Transfer procedure:

Subordinated Notes may only be transferred in whole and in accordance with the Conditions.

In particular, the Subordinated Notes may only be transferred if the offer or invitation for the sale or purchase of Subordinated Notes is received by a person:

(a)	in Australia, only if the minimum aggregate consideration payable at the time of the transfer is at least A$500,000 (or its equivalent in an alternative currency and, in each case, disregarding moneys lent by the transferor or its associates to the transferee) or the Subordinated Notes are transferred in circumstances that do not otherwise require disclosure to investors under Part 6D.2 or Chapter 7 of the Corporations Act and the transfer complies with all applicable laws and directives; and

(b)	if, in a jurisdiction outside Australia, the transfer complies with all other applicable laws and directives in the jurisdiction in which the transfer takes place.

Transfers of Subordinated Notes held in the Austraclear System will be made in accordance with the rules and regulations of the Austraclear System.

Investors to obtain independent advice with respect to investment and other risks:	Investing in the Subordinated Notes entails a number of risks. Certain risks associated with Moneytech Group's business are outlined in the section entitled "Key Risk Factors". However, this Information Memorandum does not describe all of the risks associated with Moneytech Group's business and the risks associated with an investment in any Subordinated Notes or the market generally. As such, prospective investors or purchasers should consult their own professional, financial, legal and tax advisers about risks associated with an investment in any Subordinated Notes and the suitability of investing in the Subordinated Notes in light of their particular circumstances.

Taxes, withholdings, deductions and stamp duty:

All payments in respect of the Subordinated Notes must be made without any withholding or deduction in respect of taxes, unless such withholding or deduction is required by law.

In the event that any such withholding or deduction is made, the Issuer will, save in certain limited circumstances, be required to pay additional amounts to cover the amounts so withheld or deducted.

Holders of Subordinated Notes who do not provide their Tax File Number, (if applicable) Australian Business Number or proof of an exemption may have tax withheld or deducted from payments at the highest marginal rate plus the Medicare levy. No additional amounts will be payable by the Issuer in respect of any such withholding or deduction.

A brief overview of the Australian taxation treatment of payment of interest on Subordinated Notes is set out in the section entitled “Australian Taxation” below.

Investors should obtain their own taxation and other applicable advice regarding the taxation and other fiscal status of investing in any Subordinated Notes and none of the Issuer, a Guarantor, the Lead Manager and Initial Subscriber, the Trustee or any Agent makes any representation regarding the taxation treatment of the Subordinated Notes for any particular investor.

FATCA:

The Foreign Account Tax Compliance Act provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010 (“FATCA”) establish a new due diligence, reporting and withholding regime. FATCA aims to detect U.S. taxpayers who use accounts with “foreign financial institutions” (“FFIs”) to conceal income and assets from the U.S. Internal Revenue Service (“IRS”).

Under FATCA, a 30% withholding may be imposed from (i) 1 July 2014 in respect of certain U.S. source payments, (ii) 1 January 2017 in respect of gross proceeds from the sale of assets that give rise to U.S. source interest or dividends and (iii) 1 January 2017, at the earliest, in respect of “foreign passthru payments” (a term which is not yet defined under FATCA), which are, in each case, paid to or in respect of entities that fail to meet certain certification or reporting requirements (“FATCA withholding”).

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The Issuer and other financial institutions through which payments on the Subordinated Notes are made may be required to withhold on account of FATCA if (i) an investor does not provide information sufficient for the Issuer or the relevant financial institution to determine whether the investor is subject to FATCA withholding or (ii) an FFI to or through which payments on the Subordinated Notes are made is a “non-participating FFI”.

FATCA withholding is however not expected to apply if the Subordinated Notes are treated as debt for U.S. federal income tax purposes and the grandfathering provisions from withholding under FATCA are applicable. The grandfathering provisions require, amongst other things, that the Subordinated Notes are issued on or before the date that is six months after the date on which final regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register.

Further, Australia and the United States signed an intergovernmental agreement (“Australian IGA”) in respect of FATCA on 28 April 2014. The Australian Government has enacted legislation amending, among other things, the Taxation Administration Act 1953 of Australia to give effect to the Australian IGA (“Australian Amendments”). Under the Australian Amendments, Australian FFIs will generally be able to be treated as “deemed compliant” with FATCA. Depending on the nature of the relevant FFI, FATCA withholding may not be required from payments made with respect to the Subordinated Notes other than in certain prescribed circumstances. Under the Australian Amendments, an FFI may be required to provide the Australian Taxation Office with information on financial accounts (for example, the Subordinated Notes) held by U.S. persons and recalcitrant account holders and on payments made to non-participating FFIs. The Australian Taxation Office is required to provide that information to the IRS.

In the event that any amount is required to be withheld or deducted from a payment on the Subordinated Notes as a result of FATCA, pursuant to the terms and conditions of the Subordinated Notes, no additional amounts will be paid by the Issuer as a result of the deduction or withholding.

FATCA is particularly complex legislation. The above description is based in part on U.S. Treasury regulations published on 28 January 2013 and 6 March 2014, official guidance and the Australian Amendments, all of which are subject to change. Investors should consult their own tax advisers on how these rules may apply to them under the Subordinated Notes.

Listing:	It is not intended that the Subordinated Notes be listed or quoted on any stock or securities exchange.

Rating:	Neither the Issuer nor the Subordinated Notes have been, nor is it intended that they will be, rated by any credit ratings agency.

Governing law:	The Subordinated Notes and all related documentation will be governed by the laws of New South Wales, Australia.

Use of proceeds:	The Issuer will use the proceeds from the issue of the Subordinated Notes for general corporate purposes, including the purchase of Eligible Receivables and meeting the conditions of the Interest Reserve Account.

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Summary description of the Deed of Subordination

The Issuer, the Initial Guarantors, the Senior Financier and the Trustee have entered into the Deed of Subordination to agree to the subordination arrangement of the amounts owing under the Subordinated Notes. The following summary is not exhaustive and is subject to and qualified in its entirety by reference to all of the provisions of the Deed of Subordination, including the definitions therein of certain terms that are not otherwise defined in the Conditions or this Information Memorandum.

Deed of Subordination:	The Issuer, the Initial Guarantors, the Senior Financier and the Trustee are parties to the Deed of Subordination, which provides as follows:

●	all amounts owing under the Subordinated Notes and payment of, and the rights and claims of the Noteholders and the Trustee in respect of the amounts owing under the Subordinated Notes, are subordinated and postponed and made subject in right of payment to all of the Senior Debt and payment of, and the rights and claims of the Senior Financier in respect of, all the Senior Debt; and

●	no payment of principal, interest or other amounts owing under the Subordinated Notes may be made to Noteholders unless:

●	such payments constitute Permitted Payments;

●	such payments follow acceleration and enforcement of the Subordinated Notes on the terms set out in the Deed of Subordination;

●	the Senior Debt has been discharged or repaid in full;

●	with respect payment of principal due and payable on the Subordinated Notes, the Senior Financier is reasonably satisfied that a further loan or advance of funds or other monetary obligation of similar amount to the principal amount of the Subordinated Notes has been provided to the Issuer and that lender or investor has agreed to enter into a deed with the Senior Financer on terms similar, or substantially similar or materially no less favourable to the Senior Financier, in each case, in substance as those set out in the Deed of Subordination or as may be otherwise agreed with the Senior Financier; or

●	the Senior Financier gives its written consent.

Senior Debt:

Senior Debt means all monies owing at any time by the Issuer or an Initial Guarantor to the Senior Financier in connection with the RPA and any Security Interests created or entered into as security for payment of any of the RPA.

The Subordinated Notes rank behind and are subordinated to the Senior Debt. It is estimated that the Senior Debt will be drawn to at least A$20 million following the issue of the Subordinated Notes, with a current facility limit of A$25 million. The drawn amount and the facility limit of the Senior Debt may increase in the future.

In an insolvency situation affecting the Moneytech Group, it is possible that insufficient monies will be available after the Senior Debt has been repaid in full to repay in full, or at all, amounts owed to the Noteholders in respect of their Subordinated Notes.

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Permitted Payments:

Payments that are due to the Noteholders on account of any payment under the Subordinated Notes must be held by the Trustee on trust and remain on trust for the Senior Financier unless such payments constitute Permitted Payments or as otherwise provided in the Deed of Subordination, namely:

(a)	payments made following acceleration and enforcement of the Subordinated Notes on the terms set out in the Deed of Subordination;

(b)	payments made to the Interest Reserve Account subject to the following conditions:

(i)	no RPA Amortisation Event or RPA Event of Default has occurred or would subsist immediately following or as a result of such payment;

(ii)	no enforcement action has been taken to recover any monies owing under the Senior Debt;

(iii)	with respect to a payment made to the Interest Reserve Account:
(B)	the initial payment made into the Interest Reserve Account will be made on the Issue Date from the proceeds of the issue of the Subordinated Notes; and

(C)	after the relevant payment is made, the aggregate amount held in the Interest Reserve Account at any time is not greater than the amount of interest payable on the Subordinated Notes for the next two succeeding Interest Payment Dates (the determination of such amount is set out in “Summary of the Subordinated Notes – Interest Reserve Account” above);

(iv)	with respect to a payment other than a payment made to the Interest Reserve Account, the aggregate amount paid in any one Interest Period is not greater than the amount of interest or Additional Amounts payable on the Subordinated Notes for such Interest Period;

(v)	there has been no failure to pay amounts owing to the Senior Financier in relation to the Senior Debt; and

(vi)	there is sufficient evidence that the amount of such payment is not more than the Distributable Cash available at the time of that payment.

For the avoidance of doubt, once a payment is made into the Interest Reserve Account as a Permitted Payment, it will continue to be a Permitted Payment, including at the time a payment with respect of any amount of interest or Additional Amounts due and payable on an Interest Payment Date is made from the Interest Reserve Account and is paid to the Trustee or a Noteholder. In addition, interest payments or Additional Amounts will be paid from the Interest Reserve Account while there is a credit balance in the Interest Reserve Account and the aggregate amount to be paid from the Interest Reserve Account in any one Interest Period will not be greater than the amount of interest or Additional Amounts payable on the Notes for such Interest Period;

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(c)	a payment of principal due and payable on the Subordinated Notes on the Maturity Date or, if redeemed earlier, the Optional Redemption Date where:

(i)	no RPA Amortisation Event or RPA Event of Default has occurred or would subsist immediately following or as a result of such payment;

(ii)	no enforcement action has been taken to recover any monies owing under the Senior Debt; and

(iii)	there has been no failure to pay amounts owing to the Senior Financier in relation to the Senior Debt; and

(d)	payments made at any time in respect of the Subordinated Notes with the written consent of the Senior Financier.

Notification of a Permitted Payment:

The Issuer may make a Permitted Payment to the Trustee subject to the Issuer having provided a written report (a “Permitted Payment Report”) to the Senior Financier and the Trustee at least 3 business days prior to making a Permitted Payment, confirming that, to the best of its knowledge after making reasonable enquiries, the payment is a Permitted Payment.

The Trustee is entitled to fully and conclusively rely on the Permitted Payment Report and is not obliged to investigate any reason or amount contained in such report and shall have no liability to any party for acting upon any such report. Notwithstanding anything contrary to the Deed of Subordination, the Trustee shall have no liability if it is subsequently determined by any person that the relevant payment was a Permitted Payment or was not a Permitted Payment (as the case may be).

If the Permitted Payment Report is not received by the Trustee accordingly:

(a)	the Issuer (or the Guarantors, as the case may be) must not make the relevant payment to the Trustee; and

(b)	if, notwithstanding paragraph (a), the Trustee receives such payment, the Trustee must apply such amount first to the Senior Financier to repay any monies owing under the Senior Debt within 60 days of receipt thereof.

What are the implications for Noteholders of subordination?

This means that the Subordinated Notes currently rank behind the Senior Debt. If more money is drawn down under the Senior Debt, the Subordinated Notes would rank behind that debt.

Investors should be aware that an investment in Subordinated Notes involves risks in that the Moneytech Group must:

●	refinance or repay the Senior Debt (and potential further amounts, for example, any additional amount drawn on the Senior Debt) plus any unpaid interest in respect of that Senior Debt in full before it can repay the Subordinated Notes upon their maturity unless such payment under the Subordinated Notes constitutes a Permitted Payment. Repayment of principal on the Subordinated Notes will not be made unless certain conditions set out in the Deed of Subordination have been satisfied for such payments to constitute Permitted Payments. In the case of winding up of the Moneytech Group where the assets of the Group were sold, the proceeds would be applied to repay holders of the Subordinated Notes only after all Senior Debt plus any due and unpaid interest thereon was repaid in full; and

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●	pay interest on the Senior Debt referred to above before it can pay interest on the Subordinated Notes unless such payment under the Subordinated Notes constitutes a Permitted Payment. Interest payments on the Subordinated Notes will be not be made unless certain conditions set out in the Deed of Subordination have been satisfied for such payments to constitute Permitted Payments.

Further, the Trustee must not prove in any bankruptcy, liquidation or other insolvency proceedings of the Moneytech Group in respect of the Subordinated Notes in competition with the Senior Financier, unless it does so in accordance with the instructions of the Senior Financier.

The Trustee agrees to prove for payment of any amounts owing under the Subordinated Notes during any bankruptcy or liquidation of the Moneytech Group in accordance with the instructions of the Senior Financier. At the same time the Trustee lodges proof of the amounts owing under the Subordinated Notes, the amount under the Subordinated Notes (up to the amount claimed in proof in accordance with the Senior Financier’s instructions) is payable.

What are the consequences of being subordinated on the ability to accelerate and enforce repayment of the Subordinated Notes?

Until the Senior Debt has been repaid in full, the right to accelerate the Subordinated Notes (that is, declare the Subordinated Notes immediately due and payable) and to seek payment of principal, interest and any other amount on the Subordinated Notes, is limited as set out in the Deed of Subordination.

Whilst any monies are owing to the Senior Financier under the Senior Debt, the Trustee agrees to hold any amount received or recovered by the Trustee (on behalf of any Noteholder) on account of the Subordinated Notes in the bankruptcy, liquidation or other insolvency or resolution proceedings of the Moneytech Group and any amount received or recovered by the Trustee (on behalf of any Noteholder) in connection with failure by the Trustee or the Moneytech Group to comply with its obligations under the Deed of Subordination (other than a Permitted Payment or a payment made with the written consent of the Senior Financier) on trust for the Senior Financier and distribute such amounts in the order described below.

The Trustee must not, without the prior written consent of the Senior Financier, demand repayment or take any action against the Issuer in respect of the Subordinated Notes whilst any monies are owing to the Senior Financier under the Senior Debt unless 180 days have passed since the Senior Financier has received written notice from the Trustee that either:

●	an Unwind Event or Event of Default in connection with the Subordinated Notes has occurred and the Trustee intends to enforce its rights; or

●	some or all of the Subordinated Notes remain outstanding and the Issuer fails to redeem such Subordinated Notes on the Maturity Date or, if redeemed earlier, the Optional Redemption Date and the Trustee has notified the Senior Financier that it intends to enforce its rights.

If an amount is received or recovered by the Trustee on account of the Subordinated Notes (other than an amount expressly excluded in the Deed of Subordination), the Trustee must apply that amount in the following order:

●	first, to the Senior Financier to repay the monies owing under the Senior Debt (in such order as the Senior Financier may determine); and

●	next, to the Trustee or the Noteholders to repay the Subordinated Notes

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Even if the Subordinated Notes are declared immediately due and payable, the Subordinated Notes continue to be subordinated and the restrictions on payment will continue to apply. The Deed of Subordination also restricts the Trustee from taking any other action that would be inconsistent with the subordination of the Subordinated Notes.

Generally, in the absence of the Deed of Subordination, the Trustee (or a Noteholder) has the right to enforce any right or remedy under or in respect of Subordinated Notes (whether or not any Senior Debt is outstanding).

Noteholders should be aware that although the Trustee or a Noteholder may be empowered to do certain things under the Note Trust Deed, or the Trustee may be directed by Noteholders to undertake certain actions, including declaring Subordinated Notes to be due and payable on the occurrence of an Event of Default, the Trustee and the Noteholders are restrained from actually enforcing such rights by the terms of the Deed of Subordination. In particular, each Noteholder and the Trustee are unable declare the Subordinated Notes are immediately due and payable while the Senior Debt is outstanding.

Inconsistency with Note Trust Deed:	Notwithstanding anything to the contrary in the Deed of Subordination, the Note Trust Deed or any other relevant transaction document, in the event of any conflict between the Deed of Subordination and the Note Trust Deed, the provisions of the Deed of Subordination shall prevail.

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Corporate Profile

The information in this section is a brief summary only of the Issuer and the Guarantors and their respective businesses and does not purport to be, nor is it, complete.

Investors should review, amongst other things, this Information Memorandum and the documents which are deemed to be incorporated in this Information Memorandum by reference when deciding whether to purchase any Subordinated Notes.

This Information Memorandum contains only summary information concerning the Issuer, the Guarantors and the Subordinated Notes. It should be read in conjunction with the documents which are deemed to be incorporated by reference in it, the Conditions and the Note Trust Deed. The information contained in this Information Memorandum is not intended to provide the basis of any credit or other evaluation in respect of the Issuer, the Guarantors or any Subordinated Notes and should not be considered or relied on as a recommendation or a statement of opinion (or a representation or report of either of those things) by any of the Issuer, the Guarantors, the Lead Manager and Initial Subscriber, the Trustee or the Agents that any recipient of this Information Memorandum should subscribe for, purchase or otherwise deal in any Subordinated Notes or any rights in respect of any Subordinated Notes.

Investing in the Subordinated Notes entails a number of risks. Certain risks associated with Moneytech Group's business are outlined in the section entitled “Key Risk Factors” below. However, this Information Memorandum does not describe all of the risks associated with Moneytech Group's business or the risks associated with an investment in any Subordinated Notes or the market generally. Prospective investors or purchasers should consult their own professional, financial, legal and tax advisers about risks associated with an investment in any Subordinated Notes and the suitability of investing in the Subordinated Notes in light of their particular circumstances.

Disclosure of information to Noteholders

Noteholders may access information in relation to the Moneytech Group as follows:

1	to view the full annual reviews of the Moneytech Group, go to http://www.moneytech.com.au where full and summary accounts of the Moneytech Group for each financial year (from 2010) will be available;

2	to gain access to the full annual reviews and monthly reports of the Moneytech Group (which will include an updated commentary on the performance of the Eligible Receivables, the monthly Determination Date Statement and details of any other issue that may impact the Moneytech Group), Noteholders will need to obtain an investor login by sending an email request to Peta De Michele at peta.demichele@moneytech.com.au or ir@moneytech.com.au and the Noteholder will be provided with a user name and password in an email response. The Noteholder will then log in at: http://www.moneytech.com.au;

3	when the Noteholder logs into the investor centre for the first time, they may be prompted to change their password - this will only happen once. The new password must be a minimum of 6 characters containing an alpha/numeric combination; and

4	information will be uploaded to the investor centre, including the monthly reports of the Moneytech Group and any other investor communications as may be required.

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Description of Moneytech Group

The Issuer is a wholly-owned subsidiary of the United States company Source Financial, Inc (“Source”). Source is traded on OTC Markets OTCQB marketplace. While not including the full requirements of other US exchanges, Source is required to fulfil U.S. Securities and Exchange Commission continuous disclosure obligations.

Moneytech Limited is the Australian asset finance segment of Source. The Issuer, Moneytech Finance Pty Ltd, is the primary operating subsidiary of Moneytech Limited. The Subordinated Notes will also benefit from a guarantee from Moneytech Limited and Moneytech Services Pty Ltd. The Subordinated Notes will not benefit from a guarantee from any of Source’s other subsidiaries in either the United States or Australia.

The following chart reflects Source’s current organisational structure.

Operational Overview

Moneytech commenced operations in 2003 as an Australian based, technology driven, commercial finance company. Moneytech offers asset based, trade finance or accounts receivable finance and working capital solutions to small and medium enterprises (“SMEs”) throughout Australia. Moneytech has built a portfolio of more than 5,000 high-quality business customers with its existing range of financing solutions and has experienced strong organic growth since inception.

To distinguish itself from traditional asset based lenders, and to manage and facilitate the advance of money to its customers, Moneytech has developed, operates and maintains its own real time core money transfer platform called the Moneytech Exchange. The Moneytech Exchange stores and tracks every invoice and payment entered into the system and automatically communicates with the major Australian transactional banks to settle thousands of transactions per day, in real time.

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The Moneytech Exchange is fully automated, real time and online. Human intervention only occurs to manage exceptions and provide necessary transaction approvals or authorisations. The Moneytech Exchange provides significant benefits over traditional non-technology based systems such as:

●	simple, secure two factor authenticated login to initiate transactions through the web;

●	automatic processing up to pre-approved limits;

●	same day settlement for all transactions;

●	real-time reporting for all parties to each transaction, allowing for easy record keeping, reconciliation and auditing; and

●	parameters can be assigned to each transaction to vary the cost, settlement timeframe and interest rate, depending on the industry, product, payment terms or any other criteria.

Moneytech has invested approximately A$10 million developing this banking platform technology, including approximately A$1.375 million in 2014, A$1.161 million in 2013 and A$873,685 in 2012, respectively, and continues to invest in research and development to expand and improve its technology and product suite to maintain and further its competitive position.

Moneytech is seeking financing to expand Moneytech’s asset based credit solutions operations in Australia through a combination of organic growth and strategic acquisitions and are considering introducing those operations in the United States, most likely through a strategic acquisition.

Our Services – Provision of Capital

Credit Express

Moneytech offers two products which provide small and medium sized businesses with access to capital – Credit Express and Confirmed Capital.  The underwriting criteria, fee structure and approval process for both of these products is discussed below.

Credit Express

Credit Express offers approved businesses, including retailers, resellers, wholesalers and manufacturers (“Buyers” or “Sellers”), with commercial lines of credit and provides them access to the Moneytech Exchange. The Moneytech Exchange allows pre-approved Buyers and Sellers to automatically access financing up to pre-approved limits when a Buyer purchases inventory from a Seller. Moneytech’s client may be either the Buyer or the Seller, depending upon which party requests the financing and only the party which requests the financing needs to be pre-approved.

Each transaction is conducted electronically and is based on predetermined criteria to ensure that the Moneytech receivable is acceptable to the provider of financing, including the defined parameters for ‘Eligible Receivables’ included in this document.  By utilising Credit Express:

●	Buyers are able to fund the purchase of inventory with Moneytech delivering the proceeds directly to the Seller’s bank account; or

●	Sellers can fund working capital without having to wait for Buyers to pay invoices. After paying the Seller directly for the goods, Moneytech assumes the risk and collects the money from the Buyer, relieving the Seller of collection costs and cash flow challenges.

Confirmed Capital

Confirmed Capital is unique because of its accounts receivable/asset based financing capability. Moneytech funds 100% of the face amount of invoices on the day each transaction is conducted. This is more flexible than other accounts receivable financiers who typically provide a maximum of 80% of the invoice value and release funds periodically.

Moneytech’s “Moneytech Exchange” stores every invoice and payment entered into the system and automatically communicates with the major Australian banks per day, enabling Moneytech to check the status of each customer’s account automatically, facilitating additional advances and enabling Moneytech to receive alerts advising it as to which customers are in default.  This ease of access decreases Moneytech’s risk of loss by allowing it to automatically monitor thousands of clients and increases its efficiency.

For both Credit Express and Confirmed Capital, customers have agreed repayment terms (which may include an interest free period) for repayment of the amount advanced by Moneytech.  In addition to an ownership or security interest in the goods which are the subject of a transaction or an interest in the receivable, Moneytech often secures the credit provided by having its customer grant liens on all or a portion of its assets, or by providing personal guarantees.  Moneytech generates profits by charging an interest on the amounts funded above its own cost of funds and by charging service fees on transactions and account management fees.

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Fee Structure

Moneytech has two primary ways of charging fees to clients for Credit Express and Confirmed Capital:

●	Moneytech charges an interest rate on amounts outstanding in excess of the rate incurred by Moneytech’s to access its funds; and

●	Moneytech charges an initial transaction fee when a customer is accepted and seeks to charge a fee for performing each transaction, calculated as either a percentage of the transaction value or a fixed amount, or a combination of the two, but in all events in excess of the corresponding fee charged Moneytech by its lender.

The actual fees charged to clients on an ongoing basis are usually a combination of the above, but depending on the terms of the facility may be limited to only an interest rate or only a fee for conducting the transaction.

Pre-Approval Process

Customers seeking access to either Confirmed Capital or Credit Express are required to complete an application on-line or manually downloaded from the Moneytech Exchange and furnish financial and other information concerning the applicant, all of which is input and stored on the Moneytech Exchange.  The application contains terms and conditions which applicants must review and acknowledge.

Moneytech assesses the creditworthiness of each applicant using on-line verification services and in certain instances third party sources, and regularly reviews and conducts audits of customer accounts.

Where a customer displays a good credit history, Moneytech may offer an increased credit limit.  In such cases, Moneytech will issue the account holder a letter of acceptance subject to acceptance by the account holder.  The letter of acceptance states that in the event the offer is accepted, the account holder shall remain subject to the terms and conditions of the original Buyer Account Application form and Moneytech Buyer Terms and Conditions.  This ensures that Moneytech is in a position to reduce the credit limit or put the account on hold in the event of default.

Underwriting Standards

When a new Business Account is opened, a credit limit must be established for all authorised Business Account members/users.  This is achieved by assessing each applicant’s personal circumstances. Determination of individual credit limits are based on the assessment criteria described in Moneytech’s Statement of Credit Policy.  The criteria are both qualitative and quantitative, and include but are not limited to:

●	current and historic financial performance of the business based on assessment of its income statement and balance sheet;

●	the net asset position of any individuals or entities providing guarantees in support of the application;

●	the tenure of the business, the industry in which the business operates; and

●	credit reports from reporting agencies on both the applicant and the principals or proprietors of the applicant.

No credit limit must be set above that which this Statement of Credit Policy allows unless the Credit and Risk Committee approve it. The Managing Director reserves the right to veto such approval.  Unless the benefits associated with the proposed credit limit are determined to significantly outweigh the risks involved, no such limit increases will generally be approved.

For credit limits not in excess of A$50,000, the approval of the designated money manager and Moneytech’s national credit manager are required; for credit limits in excess of A$50,000 to A$150,000, the approval of the money manager and one member of Moneytech’s Credit and Risk Committee is required; and for credit limits in excess of A$150,000, the approval of the money manager, two members of Moneytech’s Credit and Risk Committee and Moneytech’s insurer is required.

The credit limits of existing customers are re-assessed regularly based on need and application by individual accounts.  The credit limit re-assessment process is critical to ensuring customer growth within the confines of its commercial risk framework. Accounts that change adversely against their original risk category must be reassessed and adjusted with reference to the account holder’s circumstances and the then current assessment criteria.

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The Moneytech Exchange prevents customers from exceeding their credit limits except where the account is delinquent or when interest or fees and charges are added to the account balance.

Collateral

Moneytech routinely obtains liens on customer assets and also requires personal guarantees (other than public companies) which often are secured by liens on individuals’ assets.

Profitability

Profitability for the account of any customer is determined by measuring the difference between Moneytech’s revenue derived from the transaction fees or interest rates charged to the customer and the interest rates and fees charged by Moneytech’s senior debt provider to it.  Moneytech internally targets a gross profit margin of 50% using these measures.  Facilities may have a higher or lower margin, depending on the amount of risk Moneytech determines (based on its credit and collections policy) is present in the deal.  Moneytech will target higher margins where it believes the risk is relatively higher, and will accept lower margins where it has determines that the risk is relatively low.

Recent and Historical Statistics as to Nonpayment

The percentage of delinquent balances in the portfolio was 1.53% as at 30 June 2014 (1.65%: pcp) and averaged 1.77% (1.87% pcp).

The average collection period in the portfolio decreased from 47 days at the beginning of the 2013 financial years to 45 days at 30 June 2013 and remained at 45 days at 30 June 2014.

Bad debts as a percentage of amount funded was 0.40% as at 30 June 2014 (0.21% pcp).

Actions Taken in the Event of Nonpayment

In the event of non-payment, a Moneytech staff member will first contact the Buyer to request prompt payment.  If a payment or an acceptable payment arrangement is not forthcoming, Moneytech will utilise a collections agent to pursue the debt.

Business Strategy

As a non-bank lender, Moneytech targets high growth and established small to medium enterprises with unique financial solutions, including Confirmed Capital and Credit Express. This is a niche market, and differentiated from the target market of the large Australian banking institutions.

Moneytech believes it is in a strong position to capitalise on opportunity in this space, as:

●	Moneytech’s product offerings (particularly Confirmed Capital and Credit Express) are unique and market leading in that they can finance up to 100% of the value of an individual invoice and track the details of each transaction in real time utilising Moneytech’s proprietary Moneytech Exchange system;

●	Moneytech’s small size relative to the large Australian banking institutions allows it to be more agile, responding to and developing opportunities;

●	Moneytech has a full suite of financial products, both transactional and lending, all operated through the Moneytech Exchange, affording it a competitive advantage over similar non-bank lenders; and

●	Moneytech has an ongoing and historic entrepreneurial spirit with a customer focus, aiming to creatively and profitably satisfy customer needs and exceed customer expectations in the delivery of financial products.

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Moneytech’s Markets

Moneytech operates in the commercial financial services market in Australia, targeting small to medium businesses (revenues between A$1 million and A$100 million) for their asset based lending solutions (including trade and accounts receivable finance) generally seeking funding for purchased receivables of up to A$5 million.  Any business involved in the provision of products or services to other businesses which require funds to grow or that is not satisfied with its existing finance provider is a candidate for a Moneytech financial solution.

Inasmuch as Moneytech’s services are generally provided to smaller businesses which are not eligible for facilities for purchased receivables from larger, established lenders, its customers are more likely to default than larger, more established borrowers.  Businesses sourcing their products overseas for resale to business in Australia are a particularly good fit, as Moneytech is able to assist them with the payment of their overseas supplier, the hedging and conversion into a foreign currency, and the conversion of their receivables into cash.  When doing business with such customers, although Moneytech may provide foreign exchange services, it does not assume the foreign exchange risk.  If a client wishes to pay Moneytech in a currency other than the one provided by Moneytech, the client will be required to enter a currency hedge for the protection of Moneytech.

Moneytech believes that the number of potential customers for its financial services will increase as banks and other financial institutions in Australia raise the minimum amount they are willing to make extend to potential borrowers and the categories of eligible potential borrowers.

Competition

The competition to provide financing to small and medium sized businesses remains intense. Competitive factors vary depending upon the financial services products offered, the nature of the customer and geographic region. Competitive forces may limit the ability of Moneytech to charge its customary fees and may raise fees to customers in the future. Pressure on margins is intense and there is no assurance that Moneytech will be able to successfully compete with its competitors.

Moneytech is currently an insignificant competitor in the industry, which includes national, regional and local independent banks and finance companies and other full service financing organisations. Many of these competitors are larger than Moneytech and have access to capital at a lower cost.

Government Regulation

ASIC regulates corporations, markets and financial services in Australia and the Australian Prudential Regulatory Authority oversees banks, credit unions, building societies, general insurance and reinsurance companies, life insurance companies, friendly societies and most members of the superannuation industry.  The Reserve Bank of Australia serves as the central bank of Australia and is responsible for the payments system.

Receivables and purchase order financing in the style provided by Moneytech in Australia is not subject to regulation in Australia, as confirmed in an interpretation issued by ASIC concerning the exemption available to factoring arrangements under the Corporations Act.

Senior Funding Arrangements

Moneytech currently has an asset backed wholesale debt facility (the “Wholesale Facility”, “Receivables Purchase Agreement” or “RPA”) with the structured finance division of a leading Australian bank. This facility is renewed annually on 31 December.  The borrowing limit under the RPA is currently A$50 million and subject to interim agreed upon limits determined by various tests and covenants.

As at 30 June 2014 the total amount drawn against the facility was A$27,746,303.  The facility has been renewed until 31 December 2015, and the interim agreed upon credit limit is currently A$40 million. Upon issue of the Subordinated Notes under this Information Memorandum, the interim agreed upon credit limit will be reduced to A$25 million, with a minimum draw requirement of A$20 million.

Moneytech intends to seek further funding under this Wholesale Facility at the next review date.

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The RPA has delinquency, net loss ratio limits, dilution and day sales outstanding limits that, if exceeded, would increase the level of credit enhancement requirements for that facility and redirect all excess cash to the lender. Generally, these limits are calculated based on the aggregate portfolio performance across all clients; however, delinquency, net loss ratios and dilutions are calculated with respect to some individual obligors.

If, at any measurement date, a trigger was hit with respect to any financing, provisions of the financing agreements would increase the level of credit enhancement requirements for that financing and redirect all excess cash to the senior credit provider. During this period, excess cash flow, if any, from the Wholesale Facility would be used to fund the increased credit enhancement levels rather than being distributed to Moneytech. Once an impacted trust reaches the new requirement, Moneytech would return to receiving a residual distribution from the trust.

There is a risk that in the event portfolio performance was not adequate, triggering credit enhancement criteria, and that there was not sufficient cash-flow from the business to satisfy the increase in enhancement required, that the credit provider could cease its support of the business which would have a materially adverse effect on Moneytech’s business.

Maintenance of sufficient credit enhancement to the Wholesale Facility is a senior obligation of the Issuer and ranks in priority to payment of both interest and principal of the Subordinated Notes.

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Key Risk Factors

Introduction

In evaluating Moneytech and its business, you should carefully consider the risks and uncertainties described below, along with other information and the consolidated financial statements and related notes included herein. The risks provided below may not be all the risks faced by Moneytech. If any of events described in the risks below actually occurs, our financial condition or operating results may be materially and adversely affected, the price of our common stock may decline, perhaps significantly, and you could lose all or a part of your investment.

Risks Related to Our Business

Customer Invoice Fraud:

Our business could be negatively impacted if we inadvertently pay on invoices which have been fraudulently created

We are vulnerable to fraud being committed by our customers by the provision of fraudulently created invoices being provided to us. The aim of the fraud is to obtain money by factoring fictitious debtors through a customer forwarding false invoices to us for payment.

We attempt to minimise this risk by ensuring we strictly adhere to our underwriting standards and by checking the validity of the invoices provided on a random basis.

Economic conditions:

Adverse economic conditions in Australia, the United States and worldwide may negatively impact our results.

We are subject to changes in general economic conditions that are beyond our control. During periods of economic slowdown, there are generally increases in delinquencies, defaults and losses, while collections decrease. These periods may also be accompanied by increased unemployment rates and decreased consumer demand, which negatively impact businesses being lent to, weakening the collectability of the purchase orders we finance, increasing the risk that an event of default from one of our customers will eventuate in a loss.

In addition, during an economic slowdown or recession, our servicing costs may increase without a corresponding increase in our finance charge income. Furthermore, our business is significantly affected by monetary and regulatory policies of the Reserve Bank of Australia, the Australian Federal Government and its agencies, the U.S. federal government and the US Federal Reserve. Changes in the policies of the institutions are influenced by macroeconomic conditions and other factors that are beyond our control and could have a material adverse effect on us through interest rate changes, costs of compliance with increased regulation, and other factors.

The process we use to estimate losses inherent in our credit exposure requires complex judgments, including analysis of individual industries, forecasts of economic conditions and how those economic conditions might impair the ability of our borrowers to repay their facility. The degree of uncertainty concerning economic conditions may adversely affect the accuracy of our estimates, which may, in turn, impact the reliability of the process and the quality of our assets.

Access to Funding:

Our business could be negatively impacted if our access to funding is reduced.

We have available an A$50 million Wholesale Facility which is renewed annually on an agreed anniversary date. Our borrowing limit under the RPA is A$50 million, subject to interim agreed upon limits determined by various tests and covenants.

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As at 30 June 2014 the total amount drawn against the facility was A$27,746,303. The facility has been renewed until 31 December 2014, and the interim agreed upon credit limit has been extended to A$40 million. We cannot guarantee that the RPA will be renewed on the current maturity date or thereafter, on reasonable terms, or at all. We require additional capital or the expansion of our borrowing capacity to substantially increase the aggregate amount of credit lines we provide.

The availability of additional financing depends, in part, on factors outside of our control, and the availability of bank liquidity in general. We may also experience the occurrence of events of default or breach of financial covenants, which could reduce our access to funding. In the event of a sudden or unexpected shortage of funds in the banking system, we cannot be sure that we will be able to maintain necessary levels of funding without incurring high funding costs, a reduction in the availability of financing or the liquidation of certain assets.

Downsizing our business would have a material adverse effect on our financial position, liquidity and results of operations.

Reliance on Government Grants:

Our business could be negatively impacted if we no longer receive grants from the Australian Government.

A significant portion of the amounts paid to develop the Moneytech Exchange represents funds received from the Australian Government pursuant to a research and development grant program. Such grants represented approximately 45% of our research and development budgets in the financial years ended 30 June, 2014 and 2013.

As we grow, we may no longer be eligible for such grants. The inability to receive grants in the future commensurate with those received in the past could force us to reduce the amounts spent on research and development and could adversely affect our business and our financial results.

Significant existing indebtedness:

Our indebtedness and other obligations are significant and impose restrictions on our business.

We have a significant amount of indebtedness and are dependent upon our Wholesale Facility. Our Wholesale Facility imposes various constraints on the operation of our business, reduces operational flexibility and creates default risks.

The RPA contains a cash reserve requirement which requires us to deposit money in a bank account in accordance with an agreed upon formula. We are required to hold these funds in restricted cash accounts to provide additional collateral for borrowings under the borrowing facilities.

Additionally, the receivables purchase facility contains various covenants requiring in certain cases minimum financial ratios, asset quality, and portfolio performance ratios. Generally, these limits are calculated in respect of our clients as a group; however for certain obligors, delinquency, net loss and dilution are calculated with respect to the individual obligor.

Failure to meet any of these covenants could result in an event of default under the Wholesale Facility. If an event of default occurs under the Wholesale Facility, the lender could elect to declare all amounts outstanding to be immediately due and payable, enforce its interest against collateral pledged under the Wholesale Facility or restrict our ability to obtain additional borrowings under the Wholesale Facility.

If our debt service obligations increase, whether due to the increased cost of existing indebtedness or the incurrence of additional indebtedness, we may be required to dedicate a significant portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, which would reduce the funds available for other purposes. Our indebtedness also could limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.

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Composition of debt portfolio:

We purchase accounts receivable primarily from and make purchase order advances primarily to small to medium companies, which present a greater risk of loss than purchasing accounts receivable from and purchase order advances to larger companies.

Our portfolio consists primarily of accounts receivable and purchase order advances from small to medium businesses with annual revenues ranging from A$5 million to A$50 million. Compared to larger, publicly owned firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand or compete. These financial challenges may make it difficult for our clients to continue as a going concern. Accordingly, advances made to these types of clients entail higher risks than advances made to companies who are able to access traditional credit sources. In part because of their smaller size, our clients may:

●	Experience significant variations in operating results;

●	Have narrower product lines and market shares than their larger competitors;

●	Be particularly vulnerable to changes in customer preferences and market conditions;

●	Be more dependent than larger companies on one or more major customers or suppliers, the loss of which could materially impair their business, financial condition and prospects;

●	Face intense competition, including from companies with greater financial, technical, managerial and marketing resources;

●	Depend on the management talents and efforts of a single individual or a small group of persons for their success, the death, disability or resignation of whom could materially harm the client’s financial condition or prospects; and

●	Have less skilled or experienced management personnel than larger companies.

Accordingly, any of these factors could impair a client’s cash flow or result in other events, such as bankruptcy, which could limit our ability to collect on the client’s purchased accounts receivable or purchase order advances, and may lead to losses in our portfolio and a decrease in our revenues, net income and assets.

Dependence on credit facility performance:

Our financial condition, liquidity, and results of operations depend on the credit performance of the credit facilities we provide to our customers.

While our underwriting guidelines were designed to establish that the obligors on the receivables we purchase represent a reasonable credit risk, the receivables we purchase nonetheless are likely to experience higher default rates than a portfolio of obligors comprised of large companies.

In the event of a default, the most practical alternative may be to engage in collection action against the obligor or, if permitted under the terms of our agreement, the customer who sold the receivable to us. The realisable value of a receivable may not cover the outstanding account balance and costs of recovery, and if collection of the receivables does not yield sufficient proceeds to repay the receivables in full could result in losses on those receivables.

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Impairment and loss allowance:

Our allowance for purchased receivable losses and impairments may prove to be insufficient to absorb probable losses inherent in our portfolio.

We maintain an allowance for bad or doubtful debts that we believe is appropriate to provide for probable losses inherent in our portfolio. The determination of the appropriate level of the allowance for bad or doubtful debts and impairment reserves inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which are subject to change.

Changes in economic conditions affecting clients, new information regarding our clients or their obligors, and other factors, both within and outside of our control, may require an increase in the allowance for purchased receivable losses. Furthermore, growth in our funding book generally would lead to an increase in the provision for purchased receivable losses. If the net write-offs exceed the allowance for bad and doubtful debt, we will need to make additional provisions to increase the allowance for bad and doubtful debt.

There is no accurate method for predicting losses, and we cannot assure you that provision for bad and doubtful debts will be sufficient to cover actual losses. Any increases in the allowance for bad and doubtful debts will result in a decrease in net income and may have a material adverse effect on us.

Portfolio performance:

Poor portfolio performance may trigger credit enhancement provisions in our Receivables Purchase Agreement.

Our RPA has delinquency, net loss ratio limits, dilution and day sales outstanding limits that, if exceeded, would increase the level of credit enhancement requirements for that facility and redirect all excess cash to our lender. Generally, these limits are calculated based on the aggregate portfolio performance across all clients; however, delinquency, net loss ratios and dilutions are calculated with respect to some individual obligors.

If, at any measurement date, a trigger was hit with respect to any financing, provisions of the financing agreements would increase the level of credit enhancement requirements for that financing and redirect all excess cash to the credit provider. During this period, excess cash flow, if any, from the Facility would be used to fund the increased credit enhancement levels rather than being distributed to us. Once an impacted trust reaches the new requirement, we would return to receiving a residual distribution from the trust.

There is a risk that in the event portfolio performance was not adequate, triggering credit enhancement criteria, and that there was not sufficient cash-flow from our business to satisfy the increase in enhancement required, that our credit provider could cease its support of our business which would have a materially adverse effect on our business.

Competition:

Competition may adversely impact our results

The financial services sector in which we operate is highly competitive and could become even more so, particularly in those segments which are perceived as providing higher growth prospects. Factors contributing to this include industry deregulation, mergers and acquisitions, changes in customers’ needs and preferences, entry of new participants, development of new distribution and service methods and increased diversification of products by competitors. For example, changes in the financial services sector have made it possible for non-bank financial institutions to offer products and services traditionally provided by banks, such as automatic payment systems, mortgages and credit cards.

The effect of competitive market conditions may have a material adverse effect on our financial performance and position. For example, increasing competition for customers can lead to a compression in our net interest margin, or increased advertising and related expenses to attract and retain customers.

The asset backed lending market is served by a variety of entities, including, banks, credit unions, and independent finance companies. Our competitors may provide financing on terms more favourable to customers than we offer. Many of these competitors also have long-standing relationships with potential clients.

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We anticipate that we will encounter greater competition as we expand our operations.

The market for providing purchased receivables and other financial services to small to medium size businesses is highly competitive and we expect that competition will increase. Current competitors have significantly greater financial, technical and marketing resources than we do. We expect that more companies will enter this sector of the financial services market. We may not be able to compete successfully against either current or future competitors. Increased competition could result in reduced revenue, lower margins or loss of market share, any of which could significantly harm our business.

Insurance risk:

Failure to obtain insurance on favourable terms may result in unexpected losses.

The receivables due Moneytech from its customers or their counterparties are insured pursuant to a policy issued by Euler Hermes, a Standard & Poor’s rated Trade Credit insurance provider. Pursuant to this policy, Moneytech would bear the first A$500,000 of losses incurred in any calendar year, after which any bad debt losses are borne by Euler Hermes. This policy is renewed annually.

No assurances can be made that we will be able to continue to insure bad debt losses or that we will be able to obtain policy coverage with premiums that are cost effective. If we are unable to renew our bad debt insurance policy or the premiums for coverage become cost prohibitive, we may face larger than expected losses from bad debts.

Interest rate risk:

Changes in interest rates may adversely impact our profitability and risk profile.

Our profitability may be directly affected by interest rate levels and fluctuations in interest rates. As interest rates change, our gross interest rate spread on new facilities either increases or decreases because the rates we charge on the facilities we provide is limited by market and competitive conditions, restricting our ability to pass on increased interest costs to the consumer. Additionally, although the majority of our clients are small to medium businesses and are not highly sensitive to interest rate movement, increases in interest rates may reduce the volume of facilities we originate.

Security risk:

A security breach or a cyber attack could adversely affect our business.

In the normal course of business, we receive, process and retain sensitive and confidential personal and business information and may, subject to applicable law, share that information with third parties. Our facilities and systems, and those of third parties to which we provide information, could be vulnerable to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. A security breach or cyber attack of our systems could interrupt or damage our operations or harm our reputation. If third parties or our employees penetrate our network security or otherwise misappropriate our customers’ confidential information or contract information, or if we give third parties or our employees improper access to consumers’ confidential information or contract information, we could be subject to liability. This liability could include investigations, fines, or penalties imposed by regulatory agencies, including the loss of necessary permits or licenses. This liability could also include identity theft or other similar fraud-related claims, claims for other misuses, or losses of personal information, including for unauthorised marketing purposes or claims alleging misrepresentation of our privacy and data security practices.

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We rely on encryption and authentication technology both licensed from third parties and developed in house to provide the security and authentication necessary to effect secure online transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms that we use to protect sensitive data. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend capital and other resources to protect against such security breaches or cyber attacks or to alleviate problems caused by such breaches or attacks. Our failure to prevent security breaches and cyber attacks, whether due to an external cyber-security incident, a programming error, or other cause, could damage our reputation, expose us to mitigation costs and the risks of private litigation and government enforcement, disrupt our business, or otherwise have a material adverse effect on our sales and results of operations.

Underwriting criteria risk:

We apply underwriting criteria we have developed to assess the credit worthiness of each prospective customer.

We rely upon our judgment in applying underwriting criteria we have developed to assess whether to extend financing to a particular customer and the fees and other charges to assess such customer. If we exercise poor judgment in assessing the credit quality of prospective clients or the underwriting criteria we choose to rely upon cause us to extend financing to clients which later default, it would have a material adverse effect on our financial position, liquidity and results of operations.

We depend on the accuracy and completeness of information about our clients and obligors and any misrepresented information could adversely affect our business, results of operations and financial condition.

In deciding whether to purchase particular receivables or to enter into other transactions with our clients and their obligors, we rely on information furnished to us by or on behalf of our clients and counterparties, including financial statements and other financial information. We also rely on representations made by our clients and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent third parties. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected, the value of purchased receivables may be significantly lower than expected. Whether a misrepresentation is made by our client, another party, or one of our employees, we generally bear the risk of loss associated with the misrepresentation. Any such misrepresented information could adversely affect our business, financial condition, and results of operations.

Operational risk:

We are subject to operational risk, which may adversely impact our results.

Operational risk refers to risks arising from day-to-day operational activities which may result in direct or indirect loss. These losses may result from both internal and external events. We are highly dependent on information systems and technology and there is a risk that these, or the services they use or depend on, might fail.

Our daily operations are computer based. The exposure to systems risks includes: complete or partial failure of information technology systems; inadequacy of internal or third party information technology systems, due to, among other things, failure to keep pace with industry developments; and capacity of the existing systems to effectively accommodate planned growth and integrate existing and future acquisitions and alliances.

Any failure in these systems could result in business interruption, the loss of customers, damaged reputation and weakening of our competitive position and could adversely impact our business and have a material adverse effect on our financial condition and loss of operations.

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Outsourcing risk:	We are potentially exposed to failings by third party providers, including outsourcing, to natural disasters, political, security and social events and to failings in the financial services sector.

Integration risk:

We cannot assure you that any business we acquire will benefit from its acquisition by us.

We cannot assure you we will realise any of the perceived benefits to our business from any future acquisitions. The past performance of Moneytech is not necessarily indicative of future performance. The process of combining businesses acquired involves certain risks, including exposure to unknown liabilities of the acquired companies, and may cause fundamental changes to their businesses or in their operations. In addition, our operating results may be affected by the additional expenses we incur in integrating them into our organisation

Growth risk:	Our inability to successfully manage the growth of our business may have a material adverse effect on our business, results of operations and financial condition.

We intend to continue our growth strategy to (i) expand our portfolio by increasing market penetration and market share through new customer acquisitions and (ii) grow our other businesses such as our payments aggregation and processing business, our gift card business and our foreign exchange business. Our ability to execute this growth strategy is subject to significant risks, some of which are beyond our control, including:

●	The inherent uncertainty regarding general economic conditions;

●	Our ability to obtain adequate financing for our expansion plans;

●	The prevailing laws and regulatory environment of each territory and country in which we operate or seek to operate, and, To the extent applicable, laws and regulations, which are subject to change at any time;

●	The degree of competition in new markets and its effect on our ability to attract new customers; and

●	Our ability to recruit qualified personnel, in particular in areas where we face a great deal of competition.

As part of our growth we expect to experience growth in the number of employees and the scope of our operations. This could result in increased responsibilities for management.

Our future success will be highly dependent upon our ability to manage successfully the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate improvements to financial, inventory, management controls, reporting, and hire sufficient numbers of financial, accounting, administrative, and management personnel. We may not succeed in our efforts to identify, attract and retain experienced accounting and financial personnel.

Our future success also depends on our ability to address potential market opportunities and to manage expenses to match our ability to finance operations. The need to control our expenses will place a significant strain on our management and operational resources. If we are unable to control our expenses effectively, our business, results of operations and financial condition may be adversely affected.

Our growth strategies require significant capital investments and may require us to seek external financing, which may not be available on terms favourable to us.

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Our business operations and growth strategies require substantial capital investments, the availability of which depends on our ability to generate cash flow from operations, borrow funds on satisfactory terms and raise funds in the capital markets. Our ability to arrange for financing to support our capital expenditures and the cost of such financing are dependent on numerous factors, including general economic and capital markets conditions, interest rates and credit availability from banks or other lenders, many of which are beyond our control. In addition, increases in interest rates or the failure to obtain external financing on terms favourable to us will affect our financing costs and our results of operations. We may not be able to obtain financing in amounts or on terms acceptable to us.

Demand for services:

A reduction in demand for our services and failure by us to adapt to such reduction could adversely affect our business and results of operations.

The demand for a particular service we offer may be reduced due to a variety of factors, such as regulatory restrictions that decrease customer access to particular services, the availability of competing services or changes in customers' preferences or financial conditions. Should we fail to adapt to significant changes in our customers' demand for, or access to, our services, our revenues could decrease significantly and our operations could be harmed. Even if we do make changes to existing services or introduce new services to fulfil customer demand, customers may resist or may reject such services. Moreover, the effect of any change in our services on the results of our business may not be fully ascertainable until the change has been in effect for some time and by that time it may be too late to make further modifications to such service without causing further harm to our business, results of operations and financial condition.

Key personnel risk:

Loss of our management and other key personnel, or an inability to attract such management and other key personnel, could negatively impact our business.

The successful implementation of our strategy depends in part on our ability to retain our experienced management team, particularly Hugh Evans, our Managing Director and key employees, and on our ability to attract appropriately qualified new personnel.

Hugh Evans has extensive experience in the small business and consumer internet-based finance industry. He has a proven track record of successfully operating our business. The loss of any key member of our management team or other key employees could hinder or delay our ability to implement our growth strategy effectively. Further, if we are unable to attract appropriately qualified new personnel as we expand, we may not be successful in implementing our growth strategy. In either instance, our profitability and financial performance could be adversely affected.

Experienced management and other key personnel in the financial services industry are in demand and competition for their talents is intense. Furthermore, we do not maintain key person insurance on any of our management personnel. Failure to attract and retain qualified employees or the loss of any member of our management may result in a loss of organisational focus, poor operating execution or an inability to identify and execute potential strategic initiatives. This could, in turn, materially and adversely affect our business, financial condition and results of operations.

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Information technology risk:

Our information technology may not support our future volumes and business strategies.

We rely on our proprietary origination and servicing platforms that utilise database-driven software applications. We employ a team of engineers, information technology analysts, and website designers to ensure that our information technology systems remain on the cutting edge. However, due to the rapid changes in technology, there can be no assurance that our information technology systems will continue to be adequate for our business or provide a competitive advantage.

Our network and information systems are important to our operating activities and any network and information system shutdowns could disrupt our ability to process applications, originate financing facilities, or service our existing portfolio, which could have a material adverse impact on our operating activities. Shutdowns may be caused by unforeseen catastrophic events, including natural disasters, terrorist attacks, large-scale power outages, software or hardware defects, computer viruses, cyber attacks, external or internal security breaches, acts of vandalism, misplaced or lost data, programming or human errors, difficulties in migrating technology facilities from one location to another, or other similar events. We cannot be certain that our disaster recovery plan will function as intended, or otherwise resolve or compensate for such effects. Failure of our disaster recovery plan, if and when experienced, may have a material adverse effect on our revenue and ability to support and service our customer base.

Intellectual property risk:

Failure to protect our intellectual property rights may materially and adversely affect our competitive position and operations, and we may be exposed to infringement or misappropriation claims by third parties.

Our success is in part attributable to the technologies, know-how and other intellectual property that we have developed or acquired. We rely upon a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements, and trademark laws to protect our intellectual property rights. There can be no assurance that the steps we have taken to protect our intellectual property rights are adequate to prevent or deter infringement or other misappropriation of our intellectual property.

We may not be able to detect unauthorised uses or take appropriate and timely steps to enforce our intellectual property rights. Any significant infringement of our proprietary technologies and processes or our intellectual property rights could weaken our competitive position and have an adverse effect on our operations. To protect our intellectual property rights, we may have to commence legal proceedings or otherwise spend significant amounts of time and money. We cannot assure you that we will prevail in such proceedings. The occurrence of any unauthorised use of or other infringement to our intellectual property rights, it could result in potential damage to our competitive position.

We may be subject to litigation involving claims of patent or trademark infringement or the violation of intellectual property rights of third parties. The defence of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be costly and time-consuming and may significantly divert the efforts and resources of our technical and management personnel.

An adverse determination in any litigation or proceedings to which we become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, pay ongoing royalties, or redesign our products or subject us to injunctions prohibiting the manufacture and sale of our products or the use of our technologies, which could materially and adversely affect our business, financial condition or results of operations. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation, which could adversely affect our business.

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General risks:

Catastrophic events may negatively affect our business, financial condition, and results of operations.

Natural disasters, acts of war, terrorist attacks, and the escalation of military activity in response to these attacks or otherwise may have negative and significant effects, such as imposition of increased security measures, changes in applicable laws, market disruptions, and job losses. These events may have an adverse effect on the economy in general. Moreover, the potential for future terrorist attacks and the national and international responses to these threats could affect our business in ways that cannot be predicted. The effect of any of these events or threats could have a material adverse effect on our business, results of operations and financial condition.

Regulatory risks:	If our asset-based financing business in Australia were to become subject to more extensive regulation under Australian law, our business, financial condition, liquidity and results of operations would be materially and adversely affected.

Our asset based lending activities, including factoring receivables and purchase order financing, are not subject to governmental regulation in Australia, since we are deemed not to make loans. Nevertheless, if any of the transactions entered into by us are deemed to be loans or financing transactions instead of a true purchase of accounts receivable, then various laws and regulations we would become subject to numerous laws and regulations otherwise not applicable to our principal activities in Australia and could limit the fees and other charges we are able to charge our customers and may further subject us to penalties under such regulations. These laws and regulations would also:

●	Regulate our credit granting activities, and require that we obtain additional licenses;

●	Require additional disclosures to customers;

●	Govern the manner in which we conduct secured transactions;

●	Set collection, foreclosure, repossession and claims handling procedures and other trade practices;

●	Prohibit discrimination in the extension of credit, and

●	Regulate our use and reporting of information related to a seller’s credit experience and other data collection.

This could have a material adverse effect on our business, financial condition, liquidity and results of operations.

If we are found to be subject to or in violation of any laws or regulations, including those in Australia, the United States and other jurisdictions governing money transmission, electronic funds transfers, money laundering, terrorist financing, sanctions, consumer protection, banking and lending, it could be subject to liability, licensure and regulatory approval and may be forced to change its business practices.

Moneytech’s planned electronic payments business and money transfer business will be subject to the laws and regulations of Australia, and those of the United States if we decide to engage in those businesses in the United States, including those governing money transmission, electronic funds transfers, money laundering, terrorist financing, sanctions, consumer protection, banking and lending. The legal and regulatory requirements that apply to our payments businesses vary from country to country. While we have programs focused on compliance with applicable laws and regulations, there can be no assurance that we will not be subject to fines or other enforcement actions in one or more jurisdictions or be required to make changes to our business practices or compliance programs to comply in the future if our business should expand outside of Australia.

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If Moneytech were to become a money transmitter in the United States, it would become subject to restrictions on its investment of customer funds, reporting requirements, bonding requirements, and inspection by state regulatory agencies. If Moneytech were found to be in violation of money services laws or regulations, we could be subject to criminal or civil penalties, be forced to alter our business practices or be required to obtain additional licenses or regulatory approvals that could impose substantial costs on us. Any change to our business practices that makes our services less attractive to customers or prohibits the use of our services by residents of a particular jurisdiction could harm our business.

We also would be subject to various anti-money laundering and counter-terrorist financing laws and regulations around the world that prohibit, among other things, involvement in transferring the proceeds of criminal activities. Any errors, failures or delays in complying with federal, state or foreign anti-money laundering and counter-terrorist financing laws could result in significant criminal and civil lawsuits, penalties and forfeiture of significant assets or other enforcement actions.

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Conditions

The following are the Conditions which, as supplemented, amended, modified or replaced in relation to any Tranche of Subordinated Notes by the relevant Pricing Supplement, will apply to that Tranche of Subordinated Notes. References to a “Pricing Supplement” in these Conditions do not limit the provisions which may be supplemented, amended, modified or replaced by the Pricing Supplement.

The Subordinated Notes are constituted by the Note Trust Deed. Each Noteholder, and any person claiming through or under any Noteholder, is entitled to the benefit of, is bound by and is deemed to have notice of, all of the provisions of the Deed of Subordination, the Note Trust Deed, these Conditions and the relevant Pricing Supplement. Each such person is also deemed to have notice of the Information Memorandum. Copies of each such document are available for inspection at the Specified Office of the Issuer and the Trustee.

1	Interpretation

1.1	Terms defined in Pricing Supplement

Terms which are specified in the Pricing Supplement as having a defined meaning have the same meaning when used in these Conditions.

1.2	Definitions

In these Conditions, the following meanings apply unless the contrary intention appears:

Accepted Accounting Practices means:

(a)	in relation to any Financial Statements in respect of a member of the Group that is not incorporated in Australia, the accounting practices and standards generally accepted in the jurisdiction of incorporation of that member of the Group from time to time; and

(b)	for all other purposes, the accounting practices and standards generally accepted in Australia from time to time;

Additional Amount means an additional amount payable by the Issuer under Condition 12.2 (“Withholding tax”);

Agency Agreement means:

(a)	the agreement entitled Agency and Registry Services Agreement between the Issuer, the Guarantors, the Registrar, the Issuing & Paying Agent and the Calculation Agent dated 8 April 2015;

(b)	any other agreement between the Issuer and a Registrar in relation to the establishment and maintenance of a Register (and/or the performance of any payment or other duties) for any issue of Subordinated Notes; and/or

(c)	any other agency agreement entered into between the Issuer and an agent in connection with any issue of Subordinated Notes;

Agent means each of the Registrar, the Issuing and Paying Agent, the Calculation Agent and any other agent appointed under an Agency Agreement, or any of them as the context requires;

Amount Due, on any Collection Date, in relation to an Obligor under a Receivable, means the amount determined by Moneytech to be due by that Obligor under that Receivable on that Collection Date in accordance with the its credit and collections policy;

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Approved Originator means an Australian Approved Originator or a NZ Approved Originator;

ASIC means Australian Securities and Investments Commission;

Associate in relation to an entity means:

(a)	a Related Body Corporate of that entity;

(b)	an entity, or the trustee or manager of a trust, which has a Controlling Interest in that entity, or a Related Body Corporate of that entity;

(c)	a Related Body Corporate of an entity included in paragraph (b) or (e);

(d)	a director of that entity or an entity included in paragraph (a) or (c);

(e)	a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c), (d), (f) or (g) alone or together has a Controlling Interest;

(f)	the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d) (e) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

(g)	an entity of which a director of that entity or a Related Body Corporate of that entity is also a director.

For the purposes of this definition:

(i)	where a person is a beneficiary of a discretionary trust, that person shall be taken to own, and control, all the assets of that trust;

(ii)	“director” has the meaning given in the Corporations Act; and

(iii)	a person has a “Controlling Interest” in a corporation or trust if:

(A)	the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

(B)	the person has a relevant interest (as defined in the Corporations Act) in aggregate in more than 20% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued. The definition of relevant interest applies as if units or other interests were shares;

Austraclear means Austraclear Ltd (ABN 94 002 060 773);

Austraclear Regulations means the regulations known as “Austraclear Regulations” together with any instructions or directions established by Austraclear to govern the use of the Austraclear System and binding on the participants in that system;

Austraclear System means the clearing and settlement system operated by Austraclear in Australia for holding securities and electronic recording and settling of transactions in those securities between participants of that system;

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Australian Approved Originator means:

(a)	Moneytech Limited (ABN 77 106 249 852); and/or

(b)	any other wholly-owned Australian incorporated Subsidiary of the Issuer that originates Receivables in its ordinary course of business;

Australian Tax Act means the Income Tax Assessment Act 1936 of Australia or the Income Tax Assessment Act 1997 of Australia, as applicable;

BBSW Rate means, for an Interest Period, the rate for prime bank eligible securities having a tenor closest to the Interest Period as displayed at approximately 10:10am on the “BBSW” page (or any replacement page) of the Reuters Monitor System on the first day of that Interest Period. However, if such rate does not appear by 10:30am on that day, or if it is displayed but the Calculation Agent determines that there is an obvious error in that rate, BBSW Rate means the rate determined by the Calculation Agent having regard to comparable indices then available. The rate calculated or determined by the Calculation Agent will be expressed as a percentage rate per annum and will be rounded up, if necessary, to the next higher one ten-thousandth of a percentage point (0.0001 per cent.);

Business Day means a day (not being a Saturday, Sunday or public holiday in the relevant place) on which banks are open for general banking business in Sydney and, if a Subordinated Note held in the Austraclear System is to be issued or payment made in respect of a Subordinated Note held in the Austraclear System on that day, a day on which the Austraclear System is operating;

Business Day Convention means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following conventions, where specified in the Pricing Supplement in relation to any date applicable to any Subordinated Note, have the following meanings:

(a)	Following Business Day Convention means that the date is postponed to the first following date that is a Business Day; and

(b)	Modified Following Business Day Convention means that the date is postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date is brought forward to the first preceding day that is a Business Day;

Calculation Agent means BTA Institutional Services Australia Limited (ABN 48 002 916 396);

Capital Reduction has the meaning given in Condition 5.2(b) (“Financial covenants”);

Cash means cash at bank and cash deposited in a money market or term deposit account of an entity (and includes the credit balance of the Interest Reserve Account);

Collection Date means, in relation to a Receivable, the date on which the relevant Obligor is required to make a payment of an Amount Due in relation to that Receivable;

Conditions means, in relation to the Subordinated Notes, these terms and conditions as amended, supplemented, modified or replaced by the Pricing Supplement applicable to such Subordinated Note and references to a particular numbered Condition shall be construed accordingly;

Contract means a contract (which need not be in writing) between the Issuer or an Approved Originator and any person under which one of the following applies:

(a)	the Issuer or the relevant Approved Originator sells goods to that person, and that person is given a certain period of time in which to pay the relevant purchase price;

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(b)	the Issuer or the relevant Approved Originator provides loans, financial accommodation or credit to that person, and that person is given a certain period of time in which to repay the relevant loan, financial accommodation or credit;

(c)	the Issuer or the relevant Approved Originator is owed the Amount Due from an Obligor in respect of goods or services received by the Obligor; or

(d)	the Issuer or the relevant Approved Originator is owed the Amount Due from an Obligor in respect of payments made by the Issuer or the relevant Approved Originator for or on behalf of the Obligor to an entity which is not resident in Australia;

Corporations Act means the Corporations Act 2001 of Australia;

Day Count Fraction means, in respect of the calculation of interest on a Subordinated Note for any period of time (“Calculation Period”), the day count fraction specified in the Pricing Supplement and:

(a)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365; and

(b)	if “RBA Bond Basis” is so specified, means one divided by the number of Interest Payment Dates in a year (or where the Calculation Period does not constitute an Interest Period, the actual number of days in the Calculation Period divided by 365) or, if any portion of the Calculation Period falls in a leap year, the sum of:

(i)	the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366; and

(ii)	the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365));

Deed of Subordination means the document entitled “Deed of Subordination” dated 8 April 2015 and executed by the Issuer, the Initial Guarantors, the Senior Financier and the Trustee;

Denomination means A$1,000, being the notional face value of a Subordinated Note;

Distribution means:

(a)	any dividend, charge, interest, fee, payment or other distribution (whether cash or assets) or redemption, repurchase, defeasance, retirement or repayment on or in respect of any marketable security (as defined in section 9 of the Corporations Act) issued by any member of the Group;

(b)	any interest payment, any repayment or prepayment of any amount of principal or any other payment in respect of any liability of any member of the Group to any shareholder of the Parent Guarantor (or to any Related Body Corporate of any shareholder of the Parent Guarantor which is not a member of the Group) at any time in connection with any Financial Indebtedness; and/or

(c)	any management, advisory or other fee payable to, or to the order of, any shareholder of the Parent Guarantor (or to any Related Body Corporate of any shareholder of the Parent Guarantor which is not a Guarantor);

Eligible Insurer means an insurance company regulated by the Australian Prudential Regulation Authority, which is either:

(a)	rated by one of the following, at least:

(i)	A+ by Standard & Poor’s Ratings Group

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(ii)	A1 by Moody’s Investors Service Inc.; or

(iii)	A+ by Fitch Ratings Ltd.; or

(b)	a wholly owned subsidiary of an insurance company rated by one of the following, at least:

(i)	A+ by Standard & Poor’s Ratings Group;

(ii)	A1 by Moody’s Investors Service Inc.; or

(iii)	A+ by Fitch Ratings Ltd,

and if:

(A)	any two ratings are provided, the lowest of those of those ratings will be applicable; and

(B)	all three ratings are provided, a simple majority of those ratings will applicable, provided that if all three ratings are different, then the applicable rating is the lowest of the ratings;

Eligible Receivables means, on the date of any determination which involves, or requires a calculation of, an Eligible Receivable, a Receivable:

(a)	the Obligor of which is not an Associate or employee of the Issuer or any Approved Originator;

(b)	which has not been in arrears for greater than 60 days;

(c)	with regard to which the following warranty of the Issuer is true and correct, as if such representation and warranty was provided on such day by reference to the facts and circumstances then existing:

(i)	each Receivable which was originated by the Issuer is owned by the Issuer and each Receivable which was originated by an Approved Originator is beneficially owned by the Issuer, free and clear of any Receivables Security Interest (other than any Supplier's Security Interest);

(ii)	the Issuer shall have acquired and shall continue to own each Receivable and in respect of each Collection related to that Receivable (in each case subject to the rule in Dearle v Hall), free and clear of any Receivables Security Interest (other than any Supplier's Security Interest); and

(iii)	each Obligor is a member of the Program, and satisfies the eligibility criteria of the Program to be and remain a member of the Program;

(d)	is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of that Receivable enforceable against that Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defence whatsoever (except the discharge in insolvency or bankruptcy of such Obligor);

(e)	which does not contravene any laws, rules or regulations and with respect to which no party to the Contract is in violation of any law, rule or regulation if that violation would impair the collectability of such Receivable;

(f)	which satisfies all applicable requirements of the relevant policy and procedure of the Issuer and each Approved Originator relating to the operation of its business;

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(g)	as to which at the time the relevant Contract was entered into and as at the proposed date of sale the Issuer had not received any notice of a Receivables Insolvency Event in respect of the relevant Obligor;

(h)	which is not subject to any legislation relating to consumer credit;

(i)	where each of the relevant Contracts is governed by the laws of an Australian jurisdiction;

(j)	where the relevant Contract, if required to be stamped, has been stamped with all applicable duty;

(k)	where the amount of any payment which the Obligor is required to make in respect of the Receivable may not pursuant to any contractual right of set off be reduced by, or by any income derived by the Obligor on, any moneys deposited by it with any person (including, without limitation, the Issuer) or an Approved Originator;

(l)	where the Obligor has provided the bank with which an account controlled by Moneytech Services Pty Ltd, Moneytech Finance Pty Ltd or Moneytech Limited is held with authority to initiate and collect the minimum Amount Due on each Collection Date; and

(m)	which is covered by an Insurance Policy which provides the Issuer with protection against loss due to non-payment in respect of a Receivable due to the insolvency of the Obligor;

Event of Default means the happening of any event set out in Condition 14.3 (“Events of Default”);

Existing Security Interests means:

(a)	the security over the Parent Guarantor in favour of the Senior Financier over all present and after acquired commercial property, except any personal property of the Parent Guarantor which is not from time to time subject to a security agreement in favour of the secured party. identified as registered charge numbers 201112120914989 and 201112280667593;

(b)	the security over the Issuer:

(i)	in favour of the Senior Financier over:

(A)	all present and after acquired commercial property, except any personal property of the Issuer which is not from time to time subject to a security agreement in favour of the secured party. identified as registered charge numbers 201112120915021 and 201112280667627;

(B)	all present and after acquired commercial property, except any Eligible Receivables transferred to the Issuer under a sale notice, and other collateral including inventory, identified as registered charge numbers 201203300070566 and 201203300074399;

(C)	all present and after acquired commercial general intangible property identified as registered charge number 201210080098347;

(D)	all present and after acquired commercial intangible property (account) identified as registered charge numbers 201210080098491 and 201210080098594; and

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(E)	all present and after acquired financial property (chattel paper) identified as registered charge numbers 201210080098560 and 201210080098637; and

(ii)	in favour of Sony Australia Limited (ABN 59 001 215 354) identified as registered charge number 201202210078182;

(c)	the security over Moneytech Services:

(i)	in favour of the Senior Financier over:

(A)	all present and after acquired commercial property identified as registered charge number 2011112120914943;

(B)	all present and after acquired commercial property, except any personal property of Moneytech Services which is not from time to time subject to a security agreement in favour of the secured party. identified as registered charge number 2011122280667564;

(iii)	in favour of Indue Ltd (ABN 97 087 822 464) over all present and after acquired ADI accounts held by Moneytech Services with Indue Ltd identified as registered charge number 201311050031934;

FATCA means sections 1471 to 1474 of the United States Internal Revenue Code of 1986 or any consolidation, amendment, re-enactment or replacement of those provisions and including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-US laws enacted, with respect thereto;

Financial Indebtedness of a person means any liability or indebtedness (whether present or future, actual or contingent) of that person for or in respect of:

(a)	moneys borrowed or raised and debit balances at banks or financial institutions;

(b)	its obligations as lessee under any lease which in accordance with Accepted Accounting Practices would be treated as a finance or a capital lease;

(c)	any indemnity obligation in respect of any guarantee, indemnity, bond or letter of credit or similar instrument issued by a bank or financial institution;

(d)	any guarantee, indemnity, letter of credit or similar assurance in respect of financial loss given in connection with any Financial Indebtedness (as referred to in any other paragraph of this definition) of another person;

(e)	any amount payable in connection with the redemption of any redeemable preference share issued by that person;

(f)	any amount raised under or in connection with any bill acceptance, endorsement or discounting arrangement;

(g)	any amount raised under or in connection with any bond, debentures, note, loan stock or any similar instrument;

(h)	receivables sold or discounted (other than to the extent they are sold on a non-recourse basis);

(i)	the marked to market value of any swap, hedge, cap, collar, ceiling or floor agreement, futures contract, forward exchange or forward purchase contract or option contract, in each case, in respect of any currency, interest rate or commodity or any similar transaction;

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(j)	the acquisition cost of any asset or service to the extent payable more than 90 days after the time of acquisition or possession; or

(k)	any amount raised under any other transaction or series of transaction having the commercial effect of a borrowing or raising of money,

in all cases, without double counting;

Financial Statements means:

(a)	an income statement;

(b)	a balance sheet;

(c)	a cash flow statement; and

(d)	(if for a Financial Year and required by law or directive) a statement of changes in equity for the year,

together with any notes to those documents and any accompanying reports (including any directors' and auditors reports), statements, declarations and other documents or information intended to be read with any of them, in each case as required under the Corporations Act and applicable laws and directives;

Financial Year means any 12 month period ending on 30 June;

First Optional Redemption Date means the date so specified in the Pricing Supplement;

Fixed Coupon Amount means the amount specified in, or determined in accordance with, the Pricing Supplement;

Fixed Rate Note means a Subordinated Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on any other dates as specified in the applicable Pricing Supplement;

Floating Rate Note means a Subordinated Note on which interest is calculated at a floating rate payable monthly or 2, 3, 6, or 12 monthly or in respect of any other period or on any other date specified in the applicable Pricing Supplement;

Group means the Parent Guarantor and each of its Subsidiaries from time to time;

Guarantors means the Initial Guarantors and each other entity that has provided a Subordinated Guarantee of the Subordinated Notes (and has not been released from such Subordinated Guarantee) under the Note Trust Deed from time to time;

Information Memorandum means the information memorandum, disclosure document or other offering document referred to in a Pricing Supplement in each case prepared by, or on behalf of, and approved by, the Issuer in connection with the issue of Subordinated Notes and all documents incorporated by reference in it;

Initial Guarantors means:

(a)	the Parent Guarantor; and

(b)	Moneytech Services;

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Interest Reserve Account has the meaning given to it in the Note Trust Deed;

Insolvency Event means:

(a)	a controller (as defined in section 9 of the Corporations Act), receiver, receiver and manager, administrator or similar officer is appointed in respect of that person or any asset of that person;

(b)	a liquidator, provisional liquidator or administrator is appointed in respect of that person;

(c)	except for the purpose of a solvent reconstruction or amalgamation, any application (not withdrawn or dismissed within 7 days) is made to a court for an order, an order is made, a meeting is convened or a resolution is passed, for the purpose of:

(i)	appointing a person referred to in paragraph (a) or (b) of this definition;

(ii)	winding up, dissolving or deregistering that person; or

(iii)	proposing or implementing a company voluntary arrangement or a scheme of arrangement, other than with the prior approval by a Special Resolution of the Noteholders under a solvent scheme of arrangement pursuant to Part 5.1 of the Corporations Act;

(d)	any application (not withdrawn or dismissed within 7 days) is made to a court for an order, a meeting is convened, a resolution is passed or any negotiations are commenced, for the purpose of implementing or agreeing:

(i)	a moratorium of any debts of that person;

(ii)	any other assignment, composition or arrangement (formal or informal) with that person's creditors; or

(iii)	any similar proceeding or arrangement by which the assets of that person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee,

or any agreement or other arrangement of the type referred to in this paragraph (d) is ordered, declared or agreed to;

(e)	as a result of the operation of section 459F(1) of the Corporations Act, that person is taken to have failed to comply with a statutory demand (as defined in the Corporations Act);

(f)	any writ of execution, garnishee order, mareva injunction or similar order, attachment or other process is made, levied or issued against or in relation to any asset of that person;

(g)	anything analogous to anything referred to in paragraphs (a) to (f) inclusive of this definition, or which has a substantially similar effect, occurs with respect to that person under any law; or

(h)	that person is, or admits in writing that it is, or is declared to be, or is presumed or taken under any applicable law to be (for any purpose), insolvent or unable to pay its debts as they fall due;

Insurance Policy means the trade credit insurance policy issued by an Eligible Insurer to the Issuer in relation to the Receivables;

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Interest Commencement Date means, for a Subordinated Note, the Issue Date of the Subordinated Note or any other date so specified in, or determined in accordance with, the Pricing Supplement;

Interest Expense means, for any Relevant Period, all interest and amounts in the nature of interest, or of similar effect to interest, which would be included in the consolidated financial statements of the Group as having been paid or incurred by members of the Group and includes but is not limited to any margin, line, facility, acceptance, discount or other fees and amounts incurred on a regular or recurring basis payable in respect of any Financial Indebtedness of any member of the Group for that Relevant Period or, if not payable but relating to that Relevant Period, then accrued for that Relevant Period, but excludes mark to market items which have been notionally accounted for;

Interest Payment Date means each date so specified in the Pricing Supplement;

Interest Period means each period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date. However:

(a)	the first Interest Period commences on (and includes) the Interest Commencement Date; and

(b)	the final Interest Period ends on (but excludes) the Maturity Date or, if redeemed earlier, an Optional Redemption Date;

Interest Rate means, in respect of a Subordinated Note, the interest rate (expressed as a percentage per annum) payable in respect of that Subordinated Note specified in the Pricing Supplement or calculated or determined in accordance with these Conditions and the Pricing Supplement;

Issue Date means the date on which a Subordinated Note is, or is to be issued, as specified in, or determined in accordance with, the Pricing Supplement;

Issuer means Moneytech Finance Pty Ltd (ABN 75 112 110 906);

Issuing & Paying Agent means BTA Institutional Services Australia Limited (ABN 48 002 916 396);

Margin means the margin specified in, or determined in accordance with, the Pricing Supplement;

Maturity Date means the date so specified in, or determined in accordance with, the Pricing Supplement as the date on which the Subordinated Note is to be redeemed (and adjusted, if necessary, in accordance with the applicable “Business Day Convention” so specified in the Pricing Supplement);

Meeting Provisions means the provisions relating to meetings of Noteholders set out in the Note Trust Deed;

Moneytech Services means Moneytech Services Pty Ltd (ABN 81 112 110 933);

Note Trust Deed means the document entitled “Note Trust Deed” dated 8 April 2015 and executed by, amongst others, the Issuer, the Guarantors and the Trustee;

Noteholder means, in respect of a Subordinated Note, the person whose name is entered in the Register as the holder of that Subordinated Note;

NPAT means, for any Relevant Period, the net profit after tax of the Group for that Relevant Period as calculated in accordance with the relevant Financial Statements;

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NZ Approved Originator means any wholly-owned New Zealand incorporated subsidiary of the Issuer that originates Receivables as specified in a list that is provided to the Trustee from time to time

Obligor means a person obligated to make payments in respect of a Receivable, being customer of the Issuer or an Approved Originator who is a member of the Program;

Offshore Associate means an “associate” (within the meaning of section 128F(9) of the Australian Tax Act) of the Issuer that is either:

(a)	a non-resident of Australia that, if it acquires the Subordinated Notes or an interest in the Subordinated Notes, would not acquire the Subordinated Notes or an interest in the Subordinated Notes in carrying on a business at or through a permanent establishment of the associate in Australia; or

(b)	a resident of Australia that, if it acquires the Subordinated Notes or an interest in the Subordinated Notes, would acquire the Subordinated Notes or an interest in the Subordinated Notes in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that country;

Optional Redemption Date means the First Optional Redemption Date, the Second Optional Redemption Date or each Interest Payment Date commencing on (and including) the Third Optional Redemption Date to (but excluding) the Maturity Date;

Parent Guarantor means Moneytech Limited (ABN 77 106 249 852);

Payment Date means, as applicable, the Maturity Date, an Interest Payment Date or other relevant date on which a payment in respect of a Subordinated Note is due;

a Permitted Payment has the meaning given to it in the Deed of Subordination.

a Permitted Security Interest means:

(a)	the Existing Security Interests, provided that if the Issuer, a Guarantor or any other member of the Group renews, extends or refinances any Financial Indebtedness secured by those Existing Security Interests, at the time of such renewal, extension or refinance of the Financial Indebtedness (as the case may be), and on a pro-forma basis, the ratio (expressed as a percentage) of the aggregate of all Financial Indebtedness of the Group secured by a Security Interest at that time to the aggregate amount of all purchased Eligible Receivables plus Cash at that time is not more than 90 per cent.;

(b)	any Security Interest:

(i)	that secures any Financial Indebtedness incurred by the Issuer, a Guarantor or any other member of the Group on or after the Issue Date; and

(ii)	without limiting sub-paragraph (i) above, granted in connection with the Issuer, a Guarantor or any other member of the Group renewing, extending or refinancing of any Financial Indebtedness secured by an Existing Security Interest, provided that, at the time of such incurrence of the Financial Indebtedness or such renewal, extension or refinance of the Financial Indebtedness (as the case may be), and on a pro-forma basis, the ratio (expressed as a percentage) of the aggregate of all Financial Indebtedness of the Group secured by a Security Interest at that time to the aggregate amount of all purchased Eligible Receivables plus Cash at that time is not more than 90 per cent.;

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(c)	a Security Interest arising by operation of law and in the ordinary course of trading so long as the Financial Indebtedness secured by that Security Interest is paid when due or contested in good faith and appropriately provisioned;

(d)	any netting and set-off arrangements arising in the ordinary course of the Group’s banking arrangements;

(e)	any Security Interest approved by the Noteholders pursuant to the Meeting Provisions; and

(f)	any Security Interest provided for by one of the following transactions if the transaction does not secure payment or performance of an obligation:

(i)	a transfer of an account or chattel paper;

(ii)	a commercial consignment; or

(iii)	a PPS Lease,

(as each term is defined in the PPSA);

PPSA means the Personal Properties Securities Act 2009 of Australia;

Pricing Supplement means, in respect of a Tranche, the pricing supplement prepared and issued specifying the relevant issue details of such Subordinated Notes and which has been confirmed by the Issuer;

Program means the Moneytech Credit Express, the Confirmed Capital Programs or other such financial products which generate Eligible Receivables and comply with Moneytech’s credit and collections policy established by the Parent Guarantor;

Receivable means any right, title, benefit and interest (present or future) in, to, under or derived from a Contract, including the purchase price payable under that Contract and any amount paid or payable to the Issuer or the Approved Originator pursuant to the Insurance Policy in respect of that Contract, but excluding, in the case of any Contract originated by a NZ Approved Originator, any right to payment of interest, finance or late payment charges payable under that Contract;

Receivables Insolvency Event means in respect of a person:

(a)

(i)	an administrator of the person is appointed;

(ii)	any step is taken to appoint or with a view to appointing a statutory manager (including the making of any recommendation in that regard by the Securities Commission under the Corporations (Investigations and Management) Act 1989 or the Reserve Bank of New Zealand Act 1989);

(iii)	except for the purpose of a solvent reconstruction or amalgamation previously approved by the Senior Financier (such approval not to be unreasonably withheld):

(A)	an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps are taken for:

(1)	the winding up, dissolution or administration of the person; or

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(2)	the person entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

other than frivolous or vexatious applications, proceedings, notices and steps or applications; or

(B)	the person ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of all or a substantial part of its assets; or

(iv)	the person is, or under applicable legislation is taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

(b)

(i)	a receiver, receiver and manager, administrative receiver or similar officer is appointed to;

(ii)	a Security Interest is enforced in respect of an amount in excess of A$500,000 over; or

(iii)	a distress, attachment or other execution is levied, or enforced or applied for in respect of an amount in excess of A$500,000 over,

all or any of the assets and undertaking of the person unless the relevant action is terminated within 7 days;

(c)	in the case of a party to this agreement, without the prior consent of the other parties to this agreement, the person:

(i)	reduces its capital (including a purchase of its shares but excluding a redemption of redeemable shares);

(ii)	passes a resolution to reduce its capital or to authorise it to purchase its shares or passes a resolution under chapter 2J of the Corporations Act or an equivalent provision, or calls a meeting to consider such a resolution; or

(iii)	applies to a court to call any such meeting or to sanction any such resolution or reduction; or

(d)	anything analogous to anything referred to in paragraphs (a) to (c) inclusive, or having substantially similar effect, occurs with respect to the person under any overseas law or any law which commences or is amended after the date of this agreement;

Receivables Security Interest includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset in favour of any person other than the Issuer, includes any security interest as defined and construed in accordance with the PPSA and the Personal Property Securities Act 1999 (New Zealand).

It includes retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a government or a governmental, semi-governmental or judicial entity or authority (including any self-regulatory organisation established under status or any stock exchange) by operation of statute unless there is default in payment of moneys secured by that charge or lien;

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Record Date means the close of business in the place where the Register is maintained on the eighth day before the Payment Date;

Register means the register of holders of Subordinated Notes established and maintained by or on behalf of the Issuer under an Agency Agreement;

Registrar means BTA Institutional Services Australia Limited (ABN 48 002 916 396);

Related Body Corporate has the meaning it has in the Corporations Act;

Relevant Period means, on any date falling in a calendar month, the period of twelve months prior to and ending on the last day of the calendar month in which the relevant date falls;

RPA means the asset backed wholesale debt facility between the Issuer and the Senior Financier;

RPA Amortisation Event means an event which under the RPA allows the Senior Financier to enforce all of its rights under the RPA;

RPA Event of Default means has the meaning set out in the RPA and includes the failure of the Group to make payments to the Senior Financier under a transaction document between the Group and the Senior Financier, an event of insolvency or a cross-default in the Group occurs for an amount exceeding A$1,000,000 which allows the Senior Financier to enforce all of its rights under the RPA;

Second Optional Redemption Date means the date so specified in the Pricing Supplement;

Security Interest includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind (including under sections 12(1) and (2) and (3) of the PPSA) or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset. It includes retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a government agency by operation of statute unless there is default in payment of moneys secured by that charge or lien;

Senior Financier means the Australian financier regulated by the Australian Prudential Regulation Authority which has extended a secured facility to the Issuer;

Special Resolution has the meaning given in the Note Trust Deed;

Specified Office means, for a person, that person’s office specified in the Information Memorandum or Pricing Supplement or any other address notified to Noteholders from time to time;

Subordinated Guarantee means the guarantee of the Subordinated Notes set out in the Note Trust Deed;

Subordinated Note means a medium term debt obligation issued or to be issued by the Issuer which is constituted by, and owing under the Note Trust Deed, the details of which are recorded in, and evidenced by, entry in the Register. References to any particular type of “Subordinated Note” or “Subordinated Notes” should be read and construed accordingly. All references to Subordinated Notes must, unless the context otherwise requires, be read and construed as references to the Subordinated Notes of a particular series;

Subsidiary of an entity means another entity which is a subsidiary of the first within the meaning of Part 1.2 Division 6 of the Corporations Act;

Supplier’s Security Interest means any Security Interest in favour of a supplier to a NZ Approved Originator in respect of which any Receivable constitutes proceeds of any goods so originally supplied to that NZ Approved Originator by that supplier, and includes any such Security Interest subsequently transferred by that supplier to another person;

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Tangible Net Worth means that amount (calculated by reference to the consolidated balance sheet of the Group) as being the total assets of the Group less the total liabilities of the Group less goodwill, copyright, patents, trademarks, licences, research and development, underwriting and formation expenses, future income tax benefits, and other items of a like nature which, in accordance with Accepted Accounting Practices, are regarded as intangible assets of the Group, as recorded in that balance sheet. For the purpose of this definition, redeemable preference shares and convertible notes will not be treated as liabilities;

Tax Authority means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official, having power to tax to which the Issuer becomes subject in respect of payments made by it of principal or interest in respect of the Subordinated Notes;

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any Tax Authority together with any related interest, penalties, fines and expenses in connection with them except if imposed on, or calculated having regard to, the net income of a Noteholder;

Test Date means each date on which:

(a)	any Security Interest has been granted by the Issuer or any other member of the Group in accordance with Condition 5.1 (“Negative pledge”);

(b)	new Financial Indebtedness after the Issue Date has been incurred by the Issuer or any other member of the Group in accordance with Condition 5.2(a) (“Financial covenants”);

(c)	any Distribution or Capital Reduction has been made by the Issuer or any other member of the Group in accordance with Condition 5.2(b) (“Financial covenants”); or

(d)	there is any disposal of a material part of the assets of the Issuer or any other member of the Group in accordance with Condition 5.2(c) (“Financial covenants”);

Third Optional Redemption Date means the date so specified in the Pricing Supplement;

Total Tangible Assets means, in relation to any group at any time, the aggregate amount of all assets of the relevant group at that time determined by reference to the applicable Financial Statements of the relevant group in respect of that time, other than goodwill, copyright, patents, trademarks, licences, research and development, underwriting and formation expenses, future income tax benefits, and other items of a like nature which, in accordance with Accepted Accounting Practices, are regarded as intangible assets;

Tranche means an issue of Subordinated Notes specified as such in the Pricing Supplement issued on the same Issue Date and on the same terms;

Trustee means BNY Trust Company of Australia Limited (ABN 49 050 294 052) in its capacity as trustee of the Moneytech Note Trust constituted by the Note Trust Deed or such other person appointed under the Note Trust Deed as trustee of the Moneytech Note Trust; and

Unwind Event means the happening of any event set out in Condition 14.1 (“Unwind Events”).

1.3	References to certain general terms

Unless the contrary intention appears, a reference to:

(a)	a group of persons is a reference to any two or more of them jointly and to each of them individually;

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(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(c)	a document (including these Conditions) includes any amendment, variation or replacement of it;

(d)	anything (including any amount) is a reference to the whole and each part of it;

(e)	a “law” includes common law, principles of equity, any decree and any statute or other law made by a parliament (and a statute or other law made by parliament includes any regulation or other instrument under it, and any consolidation, amendment, re-enactment or replacement of it);

(f)	a “directive” includes a treaty, official directive, request, regulation, guideline or policy (whether or not in any case having the force of law) with which responsible participants in the relevant market generally comply;

(g)	“Australian dollars” or “A$” is a reference to the lawful currency of Australia;

(h)	a time of day is a reference to Sydney time;

(i)	a “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(j)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns; and

(k)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

1.4	Number

The singular includes the plural and vice versa.

1.5	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of these Conditions.

1.6	Calculation of period of time

If a notice must be given within a certain period of days or a certain number of days notice must be given or any other matter must take place within a certain number of days, the day on which the notice is given or action taken, and the day on which the meeting is to be held or other action taken, are not to be counted in calculating that period and references to a “day” are to a calendar day.

2	Introduction

2.1	Pricing Supplement

(a)	The Issuer will issue the Subordinated Notes on the terms set out in these Conditions as supplemented, amended, modified or replaced by the Pricing Supplement applicable to those Subordinated Notes. If there is any inconsistency between these Conditions and such Pricing Supplement, the Pricing Supplement prevails.

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(b)	The Subordinated Notes are issued in a single series. The series may comprise one or more Tranches having one or more Issue Dates and on conditions otherwise identical (other than in respect of the issue price and date of the first payment of interest). A Tranche is the subject of a Pricing Supplement which supplements, amends, modifies or replaces these Conditions.

(c)	Copies of the Pricing Supplement and Conditions applicable to any Tranche of Subordinated Notes are available for inspection or on request by a Noteholder or prospective Noteholder during normal business hours at the Specified Office of the Issuer, the Trustee or the Registrar or are otherwise available on reasonable request from the Issuer or the Registrar.

2.2	Types of Subordinated Notes

A Subordinated Note is either:

(a)	a Fixed Rate Note; or

(b)	a Floating Rate Note,

as specified in the Pricing Supplement.

2.3	Currency and denomination

The Subordinated Notes are issued in Australian dollars in a single denomination of A$1,000.

2.4	Issue restrictions and tenor

The Subordinated Notes may only be offered (directly or indirectly) for issue, or applications invited for the issue of Subordinated Notes, if:

(a)	where the offer or invitation is made in, or into Australia:

(i)	the aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in an alternative currency and, in each case, disregarding moneys lent by the offeror or its associates to the offeree or its associates) or if the offer or invitation (including any resulting issue) otherwise does not require disclosure to investors under Part 6D.2 or Chapter 7 of the Corporations Act;

(ii)	the offer or invitation (including any resulting issue) does not constitute an offer to a “retail client” as defined for the purposes of section 761G of the Corporations Act; and

(iii)	such action does not require any document to be lodged with ASIC; and

(b)	at all times, the offer or invitation (including any resulting issue) complies with all other applicable laws and directives in the jurisdiction in which the offer, invitation or issue takes place.

2.5	Clearing systems

Subordinated Notes may, but need not, be held in the Austraclear System, in which case the rights of a person holding an interest in the Subordinated Notes lodged in the Austraclear System are subject to the rules and regulations of the Austraclear System. Neither the Issuer nor any Guarantor is responsible for anything the Austraclear System does or omits to do.

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3	Form

3.1	Constitution under the Note Trust Deed

(a)	The Subordinated Notes are debt obligations of the Issuer constituted by, and owing under, the Note Trust Deed.

(b)	Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of all the provisions of the Note Trust Deed.

3.2	Form

The Subordinated Notes are issued in registered form by entry in the Register.

3.3	No certificates

No certificates will be issued to Noteholders unless the Issuer determines that certificates should be available or if certificates are required by any applicable law or directive.

3.4	Effect of entries in Register

Each entry in the Register in respect of a Subordinated Note constitutes:

(a)	an unconditional and irrevocable undertaking by the Issuer to the Trustee and the Noteholder to:

(i)	pay principal, any interest and any other amount in accordance with these Conditions and the Note Trust Deed; and

(ii)	comply with all other Conditions of the Subordinated Note and the Note Trust Deed; and

(b)	an entitlement to the other benefits given to the Noteholder in respect of the Subordinated Note under these Conditions and the Note Trust Deed.

3.5	Register conclusive as to ownership

Entries in the Register in relation to a Subordinated Note constitute conclusive evidence that the person so entered is the absolute owner of the Subordinated Note subject to correction for fraud or error.

3.6	Non-recognition of interests

Except as ordered by a court of competent jurisdiction or required by law or directive, the Issuer, the Trustee and the Registrar must treat the person whose name is entered in the Register as the Noteholder of a Subordinated Note as the absolute owner of that Subordinated Note. This Condition applies whether or not a Subordinated Note is overdue and despite any notice of ownership, trust or interest in the Subordinated Note.

3.7	Joint Noteholders

Where two or more persons are entered in the Register as the joint holder of a Subordinated Note then they are taken to hold the Subordinated Note as joint tenants with rights of survivorship, but the Registrar is not bound to register more than four persons as joint holders of a Subordinated Note.

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4	Status and Subordinated Guarantee

4.1	Status of Subordinated Notes

The Subordinated Notes are direct and (subject to Condition 5.1 (“Negative pledge”)) unsecured obligations of the Issuer and will be subordinated to, and rank junior in right of payment to, the obligations of the Issuer to the Senior Financier as set out in the Deed of Subordination. All such obligations to the Senior Financier must be paid in full before any payment shall be paid on account of any sums payable in respect of the Subordinated Notes other than a Permitted Payment.

4.2	Subordination and limited right of acceleration

All payments of, and the rights and claims of a Noteholder in respect of the amounts owing under the Subordinated Notes, are subordinated and postponed on the terms set out in the Deed of Subordination.

4.3	Ranking of Subordinated Notes

The Subordinated Notes rank equally among themselves and at least equally with all other present and future direct, subordinated and unsecured obligations of the Issuer, except for liabilities mandatorily preferred by law.

4.4	Subordinated Guarantee

The Subordinated Notes are issued with the benefit of the Subordinated Guarantee. Pursuant to the Subordinated Guarantee, each Guarantor unconditionally and irrevocably guarantees on a joint and several and subordinated basis to the Noteholders, among other things, the due and punctual performance by the Issuer of its obligations under the Subordinated Notes. The obligations of a Guarantor under the Subordinated Guarantee are direct and (subject to Condition 5.1 (“Negative pledge”)) unsecured obligations of that Guarantor and will be subordinated to, and rank junior in right of payment to, the obligations of that Guarantor to the Senior Financier as set out in the Deed of Subordination. The Subordinated Guarantee ranks at least equally with all other direct, subordinated and unsecured obligations of that Guarantor, except for liabilities mandatorily preferred by law.

4.5	Non-payments under the Deed of Subordination

If a payment which is otherwise due and payable on a Subordinated Note on any Interest Payment Date, the Maturity Date or an Optional Redemption Date is not paid on that date as a result of the provisions of the Deed of Subordination, then interest continues to accrue on any principal payment that is due and payable but unpaid at a rate equal to the last applicable Interest Rate. No interest will accrue on any interest payment that is due and payable but unpaid. In all cases, any unpaid interest or principal remains a debt owing by the Issuer and is due and payable on the first date on which such amounts may be paid in compliance with these Conditions and the Deed of Subordination.

5	Negative pledge and financial and other covenants

5.1	Negative pledge

(a)	Subject to paragraph (b) below, the Issuer will not (and each of the Issuer and the Parent Guarantor will ensure that any member of the Group will not) create or permit to subsist any Security Interest upon the whole or any part of its (or any member of the Group’s) present or future assets or revenues other than a Permitted Security Interest.

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(b)	The Issuer or a Guarantor may create or permit to subsist a Security Interest (which is not a Permitted Security Interest) or a Security Interest may also be created or permitted to exist if at the same time, either the same Security Interest as is granted by the Issuer or a Guarantor or such other security is also granted in favour of the Noteholders in a manner that is satisfactory to the Trustee securing the Issuer’s or Guarantor’s obligations to the Noteholders, equally and rateably in all respects so as to rank pari passu with the applicable Security Interest.

5.2	Financial covenants

(a)	The Issuer will not incur or permit to subsist any new Financial Indebtedness after the Issue Date, unless, after giving pro-forma effect to the incurrence of such Financial Indebtedness and the application of the proceeds thereof, the Relevant Asset Amount at that time is more than the aggregate of all Financial Indebtedness of the Issuer at that time plus the greater of the following:

(i)	A$3,000,000 plus the Aggregate Deductible as defined in the Insurance Policy;

(ii)	the Total Indebtedness Limitation Percentage multiplied by the aggregate amount of all Eligible Receivables; and

(iii)	the Required Reserve.

In this Condition 5.2(a), the Issuer will calculate the amount, percentage or ratio (as the case may be) to be included in a Determination Date Statement:

(i)	“Adjusted Dilution Ratio” means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the sum of the Dilution Ratios at each of the 12 consecutive Determination Dates ending with such Determination Date by 12;

(ii)	“Charge-Off Receivable” means a Receivable which the Issuer has taken all reasonable steps to collect and enforce, and has concluded in accordance with its usual practice is not reasonably recoverable, and has been written off in accordance with the credit and collections policy;

(iii)	“Collection Period” means, in respect of a Determination Date, the calendar month (or part thereof) ending on (and including) the Determination Date;

(iv)	“Credit Reserve” means, at any date, the amount calculated as follows:

CR = CRP x PB

where:

“CR” the Credit Reserve at that date; and

“CRP” means the Credit Reserve Percentage at that date;

(v)	“Credit Reserve Percentage” means, on any date, the percentage rate calculated as the Loss Ratio as at that date multiplied by the Loss Horizon Ratio as at that date multiplied by the Rating Multiple at that date;

(vi)	“Default Ratio” means, as at the last day of any calendar month, a percentage calculated as follows:

DR =	COR
CR

where:

“DR” means the Default Ratio at that date;

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“COR” means the Outstanding Balance of all Receivables which have become Charge-Off Receivables during that month; and

“CR” means the Outstanding Balance of all Receivables originated within the six-month period immediately preceding that month;

(vii)	“Determination Date” means the last day of each calendar month;

(viii)	“Determination Date Statement” means the statement prepared by the Issuer with respect to each Determination Date substantially in the form set out in the Information Memorandum entitled “Determination Date Statement” and provided to the Trustee on the 15th day of the month following a Determination Date (if that date is a non-Business Day, it will be provided on the next Business Day);

(ix)	“Dilution” means the amount of any reduction in the Original Balance of a Receivable other than due to payment by an Obligor in relation to that Receivable in accordance with the terms of the related Contract or upon the Receivable becoming a Charge-Off Receivable;

(x)	“Dilution Horizon” means a period of 30 days;

(xi)	“Dilution Horizon Ratio” means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the aggregate sales (in Australian dollars) during the Dilution Horizon ending on such Determination Date by the aggregate Outstanding Balance of all Receivables less the Outstanding Balance of all Overdue Receivables of the previous Collection Period;

(xii)	“Dilution Ratio” means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the aggregate of all Dilutions for the Collection Period immediately preceding such Determination Date (the latest Collection Period) by the aggregate Dollar amount of sales during the Collection Period immediately preceding the latest Collection Period;

(xiii)	“Dilution Reserve” means, on any date, the amount calculated in accordance with the following formula:

DR = (DRP x PB)

where:

“DR” means the Dilution Reserve as at that date; and

“DRP” means the Dilution Reserve Percentage as at that date;

(xiv)	“Dilution Reserve Percentage” means, on any date, the product of:

(A)	the sum of:

(aa)	the Rating Multiple times the Adjusted Dilution Ratio; and

(ab)	the Dilution Volatility Component; and

(B)	the Dilution Horizon Ratio;

expressed as a percentage;

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(xv)	“Dilution Volatility Component” means, on any date, the amount (expressed as a decimal) computed as of the most recent Determination Date equal to the product of:

(A)	the difference between:

(aa)	the highest three month rolling average Dilution Ratio occurring during the immediately preceding 12 months ending on such Determination Date; and

(ab)	the Adjusted Dilution Ratio as of such Determination Date, provided that if such difference is negative it shall be deemed to be zero; and

(B)	a fraction, the numerator of which is equal to the amount calculated pursuant to clause (A)(aa) of this definition and the denominator of which is equal to the amount calculated pursuant to clause (A)(ab) of this definition;

(xvi)	“Discount” means, on any date, the amount specified as the Discount in the Determination Date Statement. The Discount shall be an amount determined using the following formula:

D = (SR + RR) + PM) x	(2 x DSO)	x PB
365

where:

“D” means the Discount at that date;

“SR” means the servicer rate, which is equal to 1%;

“RR” means the BBSW Rate on the determination date;

“PM” means the Program Margin expressed as a percentage per annum;

“DSO” means the number defined as the DSO, as at that date; and

“PB” means the Purchase Base on the determination date;

(xvii)	“DSO” means, at any date, day sales outstanding, being that number of days calculated using the following formula;

DSO = [(Opening AR + Closing AR) / 2] x (30 / Sales)

where:

“DSO”	means DSO at that date;

“Opening AR”	means the opening balance of the Eligible Receivables of the first day of the relevant Collection Period;

“Closing AR”	means the closing balance of the Eligible Receivables of the last day of the relevant Collection Period used to calculate the Opening AR; and

“Sales”	means the aggregate sales (in Australian dollars) in the relevant Collection Period;

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(xviii)	“Loss Horizon Ratio” means, as at the last day of any calendar month, a percentage calculated as follows:

LHR =	SMS
PB

where:

“LHR” means the Loss Horizon Ratio at that date; and

“SMS” means the aggregate of Sales for that month and the previous five months;

(xix)	“Loss Ratio” means, at any date, the highest 3 month rolling average Default Ratio for any month during the 12 full calendar months preceding that date (and, where that date is the last day of the month, including that month), expressed as a percentage;

(xx)	“Outstanding Balance” means, at any time, in relation to any Eligible Receivable or any Receivable, the amount then owing and unpaid (whether or not then due and payable) under that Eligible Receivable or that Receivable;

(xxi)	“Overdue Receivable” means a Receivable (other than any Charge-Off Receivable) in relation to which any scheduled minimum monthly payment is past due by more than 30 days;

(xxii)	“Program Margin” means the percentage per annum calculated in each Determination Date Statement representing the average interest cost of the Issuer;

(xxiii)	“Purchase Base” at any time means the sum of the Outstanding Balance of all Eligible Receivables on the determination date;

(xxiv)	“Rating Multiple” means 2.25;

(xxv)	“Receivable” means any right, title, benefit and interest (present or future) in, to, under or derived from a Contract, including the purchase price payable under that Contract and any amount paid or payable to the Issuer pursuant to the Insurance Policy in respect of that Contract;

(xxvi)	“Relevant Asset Amount” at any time means the aggregate amount of all Eligible Receivables purchased plus:

(A)	Cash; and

(B)	50 per cent. of the value of Total Tangible Assets (other than any Eligible Receivable) of the Issuer, subject to the amount calculated in this paragraph (B) not being more than A$2,500,000;

(xxvii)	“Required Reserve” means the amount equal to the aggregate of:

(A)	the Discount;

(B)	the Credit Reserve; and

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(C)	the Dilution Reserve,

calculated with reference to the most recent Determination Date Statement; and

(xxviii)	“Total Indebtedness Limitation Percentage” is the sum of:

(A)	5.00 per cent. multiplied by the proportion of purchased Eligible Receivables with a term of less than 122 days; and

(B)	10.00 per cent. multiplied by the proportion of purchased Eligible Receivables with a term of greater than 122 days.

(b)	The Issuer will not (and each of the Issuer and the Parent Guarantor will ensure that any member of the Group will not) make a Distribution, or reduce, return, purchase, repay, cancel or redeem any of its share capital or buy back any of its shares (“Capital Reduction”) under Chapter 2J of the Corporations Act (or an equivalent provision under any legislation in another jurisdiction applicable to that to that member of the Group) except:

(i)	where the recipient of the proceeds of such Capital Reduction is the Issuer or a member of the Group; or

(ii)	where the source of the funds to effect such Distribution or Capital Reduction has not been raised by way of Financial Indebtedness which was secured by a Security Interest (or in a transaction or series of transactions having substantially the same effect).

In the case of any Distribution, the amount of the Distribution:

(A)	has been fully underwritten by the amount received from a dividend reinvestment arrangement of a member of the Group; or

(B)	is only paid out of NPAT of the Group, up to a maximum aggregate amount equal to 50 per cent. of NPAT for that Financial Year,

provided that, in any case, such Distribution is no greater than an amount lawfully permitted under applicable law.

For the purposes of this paragraph (b), a Distribution in the form of a dividend shall relate to the financial year in which such dividend is declared, regardless of the financial year in which such dividend is paid.

So long as an Event of Default is subsisting, the Issuer will not declare, make or pay any Distribution or pay any interest or other amounts in respect of any debt security issued which ranks behind the Subordinated Notes in priority for payment of principal or interest.

(c)	The Issuer will ensure that it will not (and each of the Issuer and the Parent Guarantor will ensure that any member of the Group will not) (whether in a single transaction or a series of related transactions) sell, assign, transfer, lease, or otherwise dispose of, or create, grant or allow to exist an interest in all or a material part of its assets or the assets of a member of the Group, other than:

(i)	as permitted under Condition 5.1 (“Negative pledge”);

(ii)	disposals, partings with possession and interests created (including sub-leases):

(A)	in the ordinary course of business at arm’s length and on arm’s length commercial terms;

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(B)	where the assets, in the reasonable opinion of the Issuer, are waste, obsolete and are not required for the efficient operation of its business;

(C)	in exchange for other assets comparable or superior as to type, value and quality;

(D)	from one member of the Group to another member of the Group; or

(E)	not otherwise permitted by sub-paragraphs (A) to (D) above, provided that the aggregate consideration of all such assets disposed of by members of the Group in the then current financial year is no more than A$2,000,000; or

(iii)	where an amount equal to the net proceeds of the disposal is used within 180 days after such disposal to:

(A)	purchase, acquire, develop, redevelop or construct productive assets for use by the Issuer or a member of the Group in its business(es); or

(B)	prepay or repay any secured or unsecured Financial Indebtedness incurred by the Issuer or incurred by a member of the Group.

(d)	The Issuer undertakes (and the Parent Guarantor will ensure that the Issuer will undertake):

(i)	that, at all times, the aggregate of the Total Tangible Assets of the Issuer and the Guarantors is at least 90 per cent. of the Total Tangible Assets of the Group, based on the then latest Financial Statements; or

(ii)	to cause such of its Subsidiaries to accede as a Guarantor pursuant to the Note Trust Deed to ensure that, at all times, the aggregate of the Total Tangible Assets of the Issuer and the Guarantors is at least 90 per cent. of the Total Tangible Assets of the Group, based on the then latest Financial Statements, provided that the Parent Guarantor is a Guarantor at all times, and subject to, in the case of a Subsidiary which has become a member of the Group, the completion of any financial assistance whitewash procedures required under Part 2J.3 of the Corporations Act (or equivalent laws in any other applicable jurisdictions) within 45 days of the shareholders general meeting of the Parent Guarantor held after the relevant Subsidiary (which is required to become a Guarantor) becomes a member of the Group.

(e)	The Issuer undertakes (and each of the Issuer and the Parent Guarantor will ensure that each member of the Group will undertake) that, at all times, the ratio (expressed as a percentage) of the Tangible Net Worth (treating all redeemable preference shares and convertibles notes as equity) of the Group to the Total Tangible Assets of the Group is greater than 4.00 per cent.

5.3	Other covenants

(a)	The Issuer will (and each of the Issuer and the Parent Guarantor will ensure that each member of the Group will) do everything necessary to maintain its corporate existence.

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(b)	The Issuer will comply (and each of the Issuer and the Parent Guarantor will ensure that each member of the Group complies) with all applicable laws binding on it where a failure to comply would have a material adverse effect on the ability of the Issuer or a Guarantor (as the case may be) to comply with its obligations under the Subordinated Notes or the Subordinated Guarantee.

(c)	The Issuer will ensure that its business and assets are covered by an insurance policy issued by an insurance company rated at least A- by Standard and Poor’s Ratings Group, with protection against any losses greater than A$500,000 which may arise in each calendar year and will ensure that the Issuer and the Trustee (on behalf the Noteholders) are named as beneficiaries on the applicable insurance policy.

(d)	The Issuer will provide the following to the Trustee not later than 45 days after each applicable Test Date a certificate signed by either two directors or a director and the chief executive officer or a director and the chief financial officer or a director and the company secretary of the Issuer which certifies whether, in the opinion of the directors, the chief executive officer, the chief financial officer and/or the company secretary of the Issuer (as appropriate) and after having made all reasonable enquiries, the Group has complied with each of the covenants set out in Conditions 5.1 (“Negative pledge”), 5.2 (“Financial covenants”), 5.3(a) and 5.3(b) (“Other covenants”) above immediately following the relevant granting of a Security Interest, the incurring of new Financial Indebtedness, the making of a Distribution or Capital Reduction, the disposal of assets or material acquisition of a business on that Test Date (as the case may be). In the event the Group is not in compliance with any such covenant, such certificate will give reasonable detail of such non-compliance (including any relevant figures and calculations) and the steps being taken to remedy the same.

(e)	At the request of the Trustee (acting either on its own discretion or upon receipt of a written request of a Noteholder) the Issuer will provide (at its own cost), any document or other information that the Trustee may reasonably request that is necessary or desirable to allow the Trustee or a Noteholder to determine whether or not the Issuer is in compliance with each of the covenants set out in Conditions 5.2 (“Financial covenants”), 5.3(a), 5.3(b) and 5.3(c) (“Other covenants”) above.

6	Title and transfer of Subordinated Notes

6.1	Title

Title to Subordinated Notes passes when details of the transfer are entered in the Register.

6.2	Transfer

Subordinated Notes may only be transferred in accordance with these Conditions and the Note Trust Deed.

6.3	Transfers in whole

Subordinated Notes may only be transferred in whole and not in part.

6.4	Estates

A person becoming entitled to a Subordinated Note as a consequence of the death or bankruptcy of a Noteholder or of a vesting order or a person administering the estate of a Noteholder may, upon producing such evidence as to that entitlement or status as the Registrar considers sufficient, transfer the Subordinated Note or, if so entitled, become registered as the holder of the Subordinated Note.

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6.5	Unincorporated associations

A transfer of a Subordinated Note to an unincorporated association is not permitted.

6.6	Transfer of unidentified Subordinated Notes

Where the transferor executes a transfer of less than all Subordinated Notes registered in its name, and the specific Subordinated Notes to be transferred are not identified, the Registrar may register the transfer in respect of such of the Subordinated Notes registered in the name of the transferor as the Registrar thinks fit, provided the aggregate principal amount of all the Subordinated Notes registered as having been transferred equals the aggregate principal amount of all the Subordinated Notes expressed to be transferred in the transfer.

6.7	Compliance with law

Subordinated Notes may only be transferred if the offer or invitation for the sale or purchase of the Subordinated Notes is received by a person:

(a)	in Australia, only if the minimum aggregate consideration payable at the time of the transfer is at least A$500,000 (or its equivalent in an alternative currency and, in each case, disregarding moneys lent by the transferor or its associates to the transferee) or the Subordinated Notes are transferred in circumstances that do not otherwise require disclosure to investors under Part 6D.2 or Chapter 7 of the Corporations Act and the transfer complies with all applicable laws and directives; and

(b)	if, in a jurisdiction outside Australia, the transfer complies with all other applicable laws and directives in the jurisdiction in which the transfer takes place.

6.8	Restrictions on transfer

(a)	Transfers of Subordinated Notes which are not lodged in the Austraclear System cannot be made between a Record Date and the relevant following Payment Date if a redemption of such Subordinated Note is to occur during, or at the end of, that period in accordance with these Conditions.

(b)	Transfers of Subordinated Notes will not be registered later than the close of business in the place where the Register is maintained on the eighth day prior to the Maturity Date of the Subordinated Notes.

7	Fixed Rate Notes

This Condition 7 applies to the Subordinated Notes only if the Pricing Supplement states that it applies.

7.1	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding principal amount from (and including) its Interest Commencement Date to (but excluding) its Maturity Date or, if redeemed earlier, the Optional Redemption Date, at the Interest Rate. Interest is payable in arrear on each Interest Payment Date or such other date on which a Subordinated Note is redeemed.

7.2	Fixed Coupon Amount

The amount of interest payable on each Subordinated Note on each scheduled Interest Payment Date in respect of the preceding Interest Period is the Fixed Coupon Amount unless interest is due on a date that is otherwise than a scheduled Interest Payment Date, in which case Condition 7.3 (“Calculation of interest payable”) shall apply to calculate the amount of interest payable for that period.

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7.3	Calculation of interest payable

The amount of interest payable in respect of a Fixed Rate Note for any period which does not end on a scheduled Interest Payment Date shall be calculated by the Calculation Agent by multiplying the Interest Rate, the outstanding principal amount of the Fixed Rate Note and the applicable Day Count Fraction.

8	Floating Rate Notes

This Condition 8 applies to the Subordinated Notes only if the Pricing Supplement states that it applies.

8.1	Interest on Floating Rate Notes

Each Floating Rate Note bears interest on its outstanding principal amount from (and including) its Interest Commencement Date to (but excluding) its Maturity Date at the Interest Rate.

Interest is payable in arrear on each Interest Payment Date.

8.2	Interest Rate determination

The Interest Rate payable in respect of a Floating Rate Note must be determined by the Calculation Agent in accordance with these Conditions.

8.3	Fallback Interest Rate

Unless otherwise specified in the Pricing Supplement, if, in respect of an Interest Period, the Calculation Agent is unable to determine a rate in accordance with Condition 8.2 (“Interest Rate determination”), the Interest Rate for the Interest Period is the Interest Rate applicable to the Floating Rate Notes during the immediately preceding Interest Period.

8.4	BBSW Rate Determination

The Interest Rate applicable to the Floating Rate Notes for each Interest Period is the sum of the Margin and the BBSW Rate.

8.5	Interpolation

(a)	If the Pricing Supplement states that “Linear Interpolation” applies to an Interest Period, the Interest Rate for that Interest Period is determined through the use of straight line interpolation by reference to two BBSW Rates or other floating rates specified in the Pricing Supplement.

(b)	The first rate must be determined as if the Interest Period were the period of time for which rates are available next shorter than the length of the Interest Period (or any alternative Interest Period specified in the Pricing Supplement).

(c)	The second rate must be determined as if the Interest Period were the period of time for which rates are available next longer than the length of the Interest Period (or any alternative Interest Period specified in the Pricing Supplement).

9	General provisions applicable to interest

9.1	Calculation of Interest Rate and interest payable

(a)	The Calculation Agent must, in relation to each Interest Period for each Floating Rate Note:

(i)	calculate the Interest Rate in accordance with these Conditions and the Pricing Supplement; and

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(ii)	as soon as practicable after determining the Interest Rate, calculate the amount of interest payable for the Interest Period in respect of the outstanding principal amount of that Subordinated Note.

(b)	Unless otherwise specified in the Pricing Supplement, the amount of interest payable is calculated by multiplying the product of the Interest Rate for the Interest Period and the outstanding principal amount of the Subordinated Note by the applicable Day Count Fraction.

(c)	The rate determined by the Calculation Agent must be expressed as a percentage rate per annum.

9.2	Calculation of other amounts

If the Pricing Supplement specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent must, as soon as practicable after the time at which that amount is to be determined, calculate the amount in the manner specified in the Pricing Supplement.

9.3	Notification of Interest Rate, interest payable and other items

(a)	The Calculation Agent must notify the Issuer, the Registrar, the Noteholders, the Trustee and each other Agent of each Interest Rate, the amount of interest payable and each other amount, item or date calculated or determined by it together with the Interest Payment Date.

(b)	The Calculation Agent must give notice under this Condition as soon as practicable after making its determination.

(c)	The Calculation Agent may amend its determination of any amount, item or date (or make appropriate alternative arrangements by way of adjustment) as a result of the extension or reduction of the Interest Period or calculation period without prior notice but must promptly notify the Issuer, the Registrar, the Noteholders, the Trustee and each other Agent of any such amendment.

9.4	Determination final

The determination by the Calculation Agent of all amounts, rates and dates falling to be determined by it under these Conditions is, in the absence of fraud or manifest error, final and binding on the Issuer, the Guarantors, the Registrar, each Noteholder, the Trustee and each other Agent.

9.5	Rounding

For the purposes of any calculations required under these Conditions (unless otherwise specified in these Conditions or the Pricing Supplement):

(a)	all percentages resulting from the calculations must be rounded to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.);

(b)	all figures must be rounded to five decimal places (with halves being rounded up); and

(c)	all amounts that are due and payable must be rounded (with halves being rounded up) to one cent.

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10	Redemption

10.1	Redemption on maturity

The Issuer agrees to redeem each Subordinated Note on its Maturity Date at its outstanding principal amount unless:

(a)	the Subordinated Note has been previously redeemed; or

(b)	the Subordinated Note has been purchased and cancelled.

10.2	Early redemption at the option of Noteholders (Noteholder put)

Upon the occurrence of a Change of Control, each Noteholder will have the right to require the Issuer to redeem all or any part of such Subordinated Notes at a redemption price equal to 101 per cent. of the outstanding principal amount of each Subordinated Note being redeemed (together with any accrued interest, if any, to the date of redemption) (the “Change of Control Redemption Price”). Within 30 days after a Change of Control, the Issuer shall deliver a notice to the Registrar and the Trustee requesting that the Trustee promptly notifies Noteholders stating that:

(a)	a Change of Control has occurred and that such Noteholder has the right to require the Issuer to redeem such Subordinated Notes at the Change of Control Redemption Price;

(b)	the redemption date (which shall be no earlier than 30 days nor later than 50 days from the date of such notice is delivered); and

(c)	the procedures determined by the Issuer, consistent with terms and conditions of the Subordinated Notes, that a Noteholder must follow in order to have its Subordinated Notes redeemed.

In this Condition, “Change of Control” means, on any date, an event where a party which held 50 per cent. or less of the issued shares of the Parent Guarantor as at the Issue Date are issued subsequently holds more than 50 per cent. of the issued shares of the Parent Guarantor on that date.

10.3	Early redemption at the option of the Issuer (Issuer call)

The Issuer may redeem all or some of the Subordinated Notes before their Maturity Date as follows:

(a)	on a First Optional Redemption Date by payment of 104 per cent. of the outstanding principal amount of each Subordinated Note being redeemed;

(b)	on a Second Optional Redemption Date by payment of 102 per cent. of the outstanding principal amount of each Subordinated Note being redeemed; and

(c)	on each Interest Payment Date commencing on (and including) the Third Optional Redemption Date to (but excluding) the Maturity Date by payment of 100 per cent. of the outstanding principal amount of each Subordinated Note being redeemed, in each case, together with any accrued interest, if any, to the date of redemption.

However, the Issuer may only do so if:

(i)	the amount of Subordinated Notes to be redeemed is a whole multiple of their Denomination; and

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(ii)	the Issuer has given at least 30 days (and not more than 60 days) notice to the Registrar, the Trustee, the Noteholders and each other Agent.

10.4	Partial redemptions

If only some of the Subordinated Notes are to be redeemed under Condition 10.3 (“Early redemption at the option of the Issuer (Issuer call)”), the Subordinated Notes to be redeemed will be specified in the notice and selected:

(a)	in a fair and reasonable manner; and

(b)	in compliance with any applicable law, directive or requirement of any stock exchange or other relevant authority on which the Subordinated Notes are listed.

10.5	Effect of notice of redemption

Any notice of redemption given under this Condition 10 (“Redemption”) is irrevocable.

10.6	Late payment

If an amount payable is not paid under this Condition 10 (“Redemption”) when due, then interest continues to accrue on the unpaid amount (both before and after any demand or judgment) at the default rate specified in the Pricing Supplement (or, if no default rate is specified, the last applicable Interest Rate) until the date on which payment is made to the Noteholder.

10.7	Purchase

The Issuer and any of its Related Bodies Corporate may at any time purchase Subordinated Notes in the open market or otherwise and at any price. Subordinated Notes purchased under this Condition 10.7 may be held, resold or cancelled at the discretion of the purchaser and (if the Subordinated Notes are to be cancelled, the Issuer), subject to compliance with any applicable law or directive.

11	Payments

11.1	Payments to Noteholders

(a)	Payments of principal will be made to each person registered in the Register at 10.00 am on the applicable Payment Date as the holder of a Subordinated Note.

(b)	Payment of interest shall be made to each person registered in the Register at close of business on the applicable Record Date as the holder of a Subordinated Note.

11.2	Payments to accounts

Payments in respect of a Subordinated Note will be made:

(a)	if the Subordinated Note is held in the Austraclear System, by crediting on the Payment Date, the amount due to:

(i)	the account of Austraclear (as the Noteholder) previously notified to the Issuer and the Registrar; or

(ii)	if requested by Austraclear, the accounts of the persons in Australia in whose Security Record (as defined in the Austraclear Regulations) a Subordinated Note is recorded as previously notified by Austraclear to the Issuer and the Registrar in accordance with the Austraclear Regulations; and

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(b)	if the Subordinated Notes are not held in the Austraclear System, by crediting on the Payment Date, the amount then due under each Subordinated Note to an account in Australia previously notified by the Noteholder to the Issuer and the Registrar.

11.3	Payments by cheque

If a Noteholder has not notified the Registrar of an account to which payments to it must be made by close of business on the Record Date or it has notified the Registrar that it wishes to be paid by cheque, payments in respect of the Subordinated Note will be made by cheque sent by prepaid post on the Payment Date, at the risk of the registered Noteholder, to the Noteholder (or if two or more persons are entered in the Register as joint Noteholders, to the first named joint Noteholder of the Subordinated Note) at its address appearing in the Register at close of business on the Record Date. Cheques sent to the nominated address of a Noteholder will be taken to have been received by the Noteholder on the Payment Date and no further amount will be payable by the Issuer in respect of the Subordinated Notes as a result of the Noteholder not receiving payment on the due date.

11.4	Payments subject to law and the Deed of Subordination

All payments are subject to:

(a)	applicable law but without prejudice to the provisions of Condition 12 (“Taxation”); and

(b)	the terms of the Deed of Subordination.

11.5	Payments on Business Days

If a payment:

(a)	is due on a Subordinated Note on a day which is not a Business Day then the due date for payment will be adjusted in accordance with the applicable Business Day Convention; or

(b)	is to be made to an account on a Business Day on which banks are not open for general banking business in the place in which the account is located, then the due date for payment will be the first following day on which banks are open for general banking business in that place, and in either case, a Noteholder is not entitled to any additional payment in respect of that delay.

11.6	Unsuccessful attempts to pay

Subject to applicable law, where the Issuer:

(a)	decides that an amount is to be paid to a Noteholder by a method of direct credit and the Noteholder has not given a direction as to where amounts are to be paid by that method;

(b)	attempts to pay an amount to a Noteholder by direct credit, electronic transfer of funds, cheque or any other means and the transfer is unsuccessful;

(c)	has made reasonable efforts to locate a Noteholder but is unable to do so; or

(d)	has issued a cheque which has not been presented within six months of its date, then the Issuer may cancel such cheque and if the Issuer has so cancelled,

then, in each case and subject to Condition 13 (“Time limit for claims”), the amount is to be held by the Issuer for the Noteholder in a non-interest bearing deposit with a bank selected by the Issuer until the Noteholder or any legal personal representative of the Noteholder claims the amount or the amount is paid by the Issuer according to the legislation relating to unclaimed moneys.

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11.7	Payment to joint Noteholders

A payment to any one of joint Noteholders will discharge the Issuer’s liability in respect of the payment.

12	Taxation

12.1	No set-off, counterclaim or deductions

All payments in respect of the Subordinated Notes must be made in full without set-off or counterclaim, and without any withholding or deduction in respect of Taxes, unless such withholding or deduction is required by law.

12.2	Withholding tax

If a law requires the Issuer (or an Agent) to withhold or deduct an amount in respect of Taxes from a payment in respect of a Subordinated Note such that the Noteholder would not actually receive on the due date the full amount provided for under the Subordinated Notes, then:

(a)	the Issuer (or an Agent) agrees to withhold or deduct the amount for the Taxes; and

(b)	an additional amount is payable by the Issuer so that, after making the withholding or deduction and further withholdings or deductions applicable to any additional amounts payable under this Condition, the Noteholder is entitled to receive (at the time the payment is due) total amounts equal to what it would have received if no withholdings or deductions had been required to be made from a payment in respect of a Subordinated Note.

12.3	Gross-up exceptions

No Additional Amounts are payable under Condition 12.2 (“Withholding tax”) in respect of any Subordinated Note:

(a)	to, or to a third party on behalf of, a Noteholder, if that person has not supplied an appropriate Australian tax file number (if applicable), or an Australian Business Number or details of an applicable exemption from these requirements;

(b)	to, or to a third party on behalf of, a Noteholder who is liable to such taxes, duties, assessments or governmental charges in respect of such Subordinated Note by reason of having some connection with Australia other than the mere holding of the Subordinated Note;

(c)	to, or to a third party on behalf of, a Noteholder who is liable to the Taxes in respect of a Subordinated Note by reason of the Noteholder being an Offshore Associate of the Issuer not acting in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Corporations Act;

(d)	in respect of any estate, inheritance, gift, sales, transfer, personal property, or any similar tax, assessment or governmental charge;

(e)	in circumstances where such a withholding or deduction would not be required if the Noteholder, or any person acting on the Noteholder’s behalf, had satisfied any statutory requirements or obtained and/or presented any form or certificate or had made a declaration of non-residence or similar claim for exemption to any Tax Authority upon the presentation or making of which the Noteholder would have been able to avoid or partially avoid (as the case may be) such withholding or deduction;

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(f)	where such withholding or deduction is required to be made pursuant to a notice or direction issued by the Commissioner of Taxation under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the Taxation Administration Act 1953 of Australia or any similar law;

(g)	in such other circumstances as may be specified in the Pricing Supplement; or

(h)	in respect of any combination of any or all of paragraphs (a) to (g) above.

Notwithstanding any other provision of these Conditions, if the Issuer, any Agent, or any other person through whom payments on the Subordinated Notes are made, is required to withhold or deduct amounts under or in connection with, or in order to ensure compliance with FATCA, the Issuer or that other person shall be permitted to make such withholding or deduction, and Noteholders and beneficial owners of Subordinated Notes will not be entitled to receive any gross up, Additional Amount or other amount for such withholding or deduction.

13	Time limit for claims

A claim against the Issuer for a payment under a Subordinated Note is void unless made within 10 years (in the case of principal) or 5 years (in the case of interest and other amounts) from the date on which payment first became due.

14	Unwind Events and Events of Default

14.1	Unwind Events

Each of the following is an Unwind Event in respect of the Subordinated Notes:

(a)	(non-payment of principal) the Issuer fails to pay any principal in respect of the Subordinated Notes when due or, if the failure to pay on time is caused by an administrative or technical error beyond the control of the Issuer, within 2 Business Days after the due date;

(b)	(non-payment of interest) the Issuer fails to pay any interest in respect of the Subordinated Notes of the relevant series when due and the failure to pay continues for a period of 2 Business Days;

(c)	(other non-compliance) the Issuer or a Guarantor fails to comply with any of its obligations in connection with a Subordinated Note (other than in relation to the payment of money referred to in paragraphs (a) and (b) above);

(d)	(RPA Amortisation Event) a RPA Amortisation Event occurs in relation to the Issuer or a Guarantor;

(e)	(insolvency) an Insolvency Event occurs in relation to the Issuer or a Guarantor;

(f)	(no arrangement with creditors) the Issuer or any Guarantor makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Issuer or a Guarantor (which, in the case of a proceeding instituted against the Issuer or a Guarantor, is not set aside or withdrawn within 10 days after the date that the application was made for such proceeding to be instituted) seeking to adjudicate it insolvent, or seeking liquidation, winding up, reorganisation, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors, seeking the entry of any order for relief or the appointment of a receiver, trustee, administrator or other similar official over the Issuer or Guarantor, its activities or any substantial part of its property;

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(g)	(obligations unenforceable) any Subordinated Note or the Note Trust Deed (including, for the avoidance of doubt, the Subordinated Guarantee) is or becomes (or is claimed to be by the Issuer, a Guarantor or anyone on their behalf) wholly or any part of a material provision of it void, voidable or unenforceable or any Subordinated Note, the Note Trust Deed or the Subordinated Guarantee ceases to wholly or in relation to any part of a material provision of it have full force and effect or the whole or any part of a material provision of it is declared by any court of competent jurisdiction to be void or unenforceable;

(h)	(no litigation) a judgement or award in an amount exceeding A$5,000,000 (or its equivalent in any other currency) is obtained against the Issuer or a Guarantor or any of their assets and is not set aside or satisfied within 30 days unless the Issuer or the Guarantor is diligently and in good faith pursuing an appeal;

(i)	(cessation of business) the Issuer or any Guarantor ceases to carry on business generally and no other body corporate assumes the business of that person; and

(j)	(enforcement against assets) any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Issuer or a Guarantor.

14.2	Consequences of an Unwind Event

If an Unwind Event occurs and is subsisting for at least 30 days after notice of such event shall have been given to the Issuer by the Trustee or any Noteholder, then the Issuer must not purchase any further Eligible Receivables and will ensure that any amount of payment received in respect of a purchased Eligible Receivable will be used to repay any Financial Indebtedness of the Issuer then owing.

14.3	Events of Default

Each of the following is an Event of Default in respect of the Subordinated Notes:

(a)	(Unwind Event) an Unwind Event:

(i)	has occurred; and

(ii)	if the non-compliance is capable of remedy, it is not remedied within 180 days after notice of such default shall have been given to the Issuer by the Trustee or any Noteholder; and

(b)	(RPA Event of Default) a RPA Event of Default occurs in relation the Issuer or a Guarantor.

14.4	Consequences of an Event of Default

The rights of the Trustee and each Noteholder to take action against the Issuer upon the occurrence of an Event of Default are subject to the restrictions set out in the Deed of Subordination and the Note Trust Deed.

If an Event of Default occurs and continues unremedied in relation to the Subordinated Notes, then a Noteholder or the Trustee (if requested in writing by a Noteholder) may, subject to the restrictions set out in the Deed of Subordination, declare by notice to the Issuer (with a copy to the Registrar and the Trustee (if notice is given by a Noteholder)) that each Subordinated Note held by it is (or, if the Trustee has given the declaration, all Subordinated Notes are) to be redeemed by the Issuer paying to the Noteholder the applicable redemption amount for the Subordinated Note (together with any accrued interest) in which case those amounts become immediately due and payable.

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14.5	Notification

If an Event of Default occurs (or, in the case of Condition 14.1(c) (“Event of Default”), an Event of Default would occur with the lapse of time if notice were to be given to the Issuer), the Issuer must promptly (and in any event within 5 days) after becoming aware of it notify the Trustee, the Registrar and the Noteholders of the occurrence of the Event of Default (specifying details of it).

14.6	Enforcement

(a)	Subject to the Deed of Subordination and to Condition 20.4 (“Inconsistency”), at any time after the occurrence of an Event of Default, the Trustee may, either at its discretion or pursuant to a direction of Noteholders in accordance with paragraph (c)(i) below and, in either case, without further notice, institute such proceedings and/or take such other action as it may think fit against or in relation to the Issuer to enforce the Issuer’s obligations under the Subordinated Notes. The Issuer shall, as a result of the bringing of any such proceedings, be obliged to pay any sums representing or measured by reference to principal or interest on the Subordinated Notes sooner than the same would otherwise have been payable by it.

(b)	Without prejudice to Condition 14.6(a) but subject to the Deed of Subordination and to Condition 20.4 (“Inconsistency”), if the Issuer breaches any of its obligations under the Note Trust Deed, the Trustee may, either at its discretion or pursuant to a direction of Noteholders in accordance with paragraph (c)(i) below and, in either case, without further notice, bring such proceedings as it may think fit to enforce such obligations.

(c)	The Trustee must not take any of the actions referred to in paragraphs (a) or (b) above to enforce the obligations of the Issuer in respect of the Subordinated Notes or take any other enforcement action pursuant to or in connection with the Note Trust Deed or the Subordinated Notes unless:

(i)	it shall have been so requested in writing by Noteholders who hold in aggregate 25 per cent. or more of the outstanding principal amount of all Subordinated Notes then outstanding; and

(ii)	it shall have been indemnified to its satisfaction in accordance with the terms of the Note Trust Deed.

If, prior to acting on a direction received pursuant to paragraph (a), the Trustee receives further directions to take any action pursuant to this paragraph (c)(i) that are, in its reasonable opinion, materially inconsistent or conflicting in any material respect with the initial directions, the Trustee must call a meeting of Noteholders in accordance with the terms of these Conditions, the Note Trust Deed and the Meeting Provisions in order to resolve the inconsistency or conflict and shall act in accordance with any resolutions passed at that meeting or in accordance with any direction by Noteholders who hold in aggregate 50 per cent. or more of the outstanding principal amount of all Subordinated Notes then outstanding.

(d)	No Noteholder is entitled to proceed directly against the Issuer to enforce any right or remedy under or in respect of any Subordinated Note, the Note Trust Deed or the Deed of Subordination unless expressly entitled to do so under these Conditions, the Note Trust Deed or the Deed of Subordination or the Trustee, having become bound to proceed, fails to do so within five days from the date that the Trustee is notified by a Noteholder of the failure, and such failure is continuing.

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15	Agents

15.1	Role of Agents

In acting under an Agency Agreement, each Agent acts solely as agent of the Issuer and does not assume any obligations towards or relationship of agency or trust with any Noteholder.

15.2	Appointment and replacement of Agents

Each initial Agent for a series of Subordinated Notes is specified in the Pricing Supplement. Subject to Condition 15.4 (“Required Agents”), the Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor.

15.3	Change of Agent

The Issuer (or the Agent on its behalf) must notify the Trustee and the Noteholders if there is any change in the identity of any Agent or any Agent’s Specified Office.

15.4	Required Agents

The Issuer must at all times maintain a Registrar, an Issuing & Paying Agent and a Calculation Agent.

16	Meetings of Noteholders

The Meeting Provisions contain provisions for convening meetings of the Noteholders of any series to consider any matter affecting their interests, including any variation of these Conditions. Any resolution duly passed by the Noteholders pursuant to the Meeting Provisions shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed).

17	Variation

17.1	Variation with consent

Unless Condition 17.2 (“Variation without consent”) applies, any Subordinated Note may be varied by the Noteholders of the series in accordance with the Meeting Provisions.

17.2	Variation without consent

Any Condition may be amended by the Issuer with the consent of the Trustee (not to be unreasonably withheld or delayed) but without the consent of the Noteholders if the amendment:

(a)	is of a formal, minor or technical nature;

(b)	is made to correct a manifest error; or

(c)	is made to cure any ambiguity or correct or supplement any defective or inconsistent provision,

provided that, in all cases, in the reasonable opinion of the Issuer and the Trustee, such amendment is not materially prejudicial to the interests of the Noteholders.

18	Further issues of Subordinated Notes

The Issuer may from time to time, without the consent of the Noteholders, issue further Subordinated Notes having the same conditions as the Subordinated Notes of any series in all respects (or in all respects except for the first payment of interest, if any, on them) so as to form a single series with the Subordinated Notes of that series.

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19	Notices

19.1	Notices to Noteholders

All notices and other communications to Noteholders must be in writing and must be sent by prepaid post (airmail, if appropriate) to or left at the address of the Noteholder (as shown in the Register at close of on the day which is 3 Business Days before the date of the notice or communication) and may also be given by an advertisement published in The Australian Financial Review or The Australian.

19.2	Notices to the Issuer, the Trustee and the Agents

All notices and other communications to the Issuer, the Trustee or an Agent must be in writing and may sent by prepaid post (airmail, if appropriate) to or left at the Specified Office of the Issuer, the Trustee or the Agent.

19.3	Receipt - publication in newspaper

If published in a newspaper, a notice or other communication is taken to be received on the first date that publication has been made in all the required newspapers.

19.4	Deemed receipt - postal

If sent by post, notices or other communications are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

19.5	Deemed receipt - general

Despite Condition 19.4 (“Deemed receipt - postal”), if notices or other communications are received after 5.00 pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00 am on the next Business Day.

20	Governing law

20.1	Governing law

These Conditions are governed by the law in force in New South Wales, Australia.

20.2	Jurisdiction

The Issuer irrevocably and unconditionally submits and each Noteholder is taken to have submitted, to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. The Issuer waives any right it has to object to any actions or proceedings (“Proceedings”) being brought in those courts including, without limitation, by claiming that the Proceedings have been brought in an inconvenient forum or that those courts do not have jurisdiction.

20.3	Serving documents

Without preventing any other method of service, any document in any Proceedings (including, without limitation any writ of summons or other originating process or any third or other party notice) may be served on the Issuer by being delivered or left at the Specified Office of the Issuer or otherwise at the Issuer’s registered office or principal place of business.

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20.4	Inconsistency

In the case of any inconsistency between the Note Trust Deed and the Deed of Subordination, the Deed of Subordination will prevail. Any part of these Conditions which is inconsistent with a provision of the Deed of Subordination does not operate to the extent of the inconsistency. Any payment of interest or principal which is permitted to be paid by the Deed of Subordination may be paid or is prevented from being paid (as applicable) notwithstanding anything to the contrary in these Conditions and such payment or non-payment will not constitute a default by the Issuer for any purpose.

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Form of Determination Date Statement

To:	[BNY Trust Company of Australia Limited (ABN 49 050 294 052) as Trustee]

From:	Moneytech Finance Pty Ltd (ABN 75 112 110 906)

Dated:	15th [insert month] [insert year]

Dear Sirs

Moneytech Finance Pty Ltd – A$[●] [[●]% Fixed/Floating] Rate Subordinated Notes due [●]
(“Subordinated Notes”)

1.	We refer to the Conditions of the Subordinated Notes. This is the Determination Date Statement as referred to in Condition 5.2(a). Terms used in the Conditions shall have the same meaning in this Determination Date Statement unless given a different meaning in this statement.

2.	We confirm that for the period from, and including, [●] to, but excluding, [●], we are in compliance with the requirements set out in Condition 5.2(a) (“Financial covenants”).

3.	We confirm that:

(a)	Adjusted Dilution Ratio = [●]

(b)	Dilution Ratio = [●]

(c)	Collection Period = [●]

(d)	Dilution Horizon Ratio = [●]

(e)	Dilution Ratio = [●]

(f)	Dilution Volatility Component = [●]

(g)	Discount = [●]

(h)	Program Margin = [●]

(i)	Purchase Base = [●]

Moneytech Finance Pty Ltd

Authorised Officer	Authorised Officer

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Form of Pricing Supplement

The Pricing Supplement to be issued in respect of the Subordinated Notes will be substantially in the form set out below.

Series No.:	[●]

Tranche No.:	[●]

Moneytech Finance Pty Ltd

(ABN 75 112 110 906)

(“Issuer”)

Issue of

A$[●] [[●]% Fixed/Floating] Rate Subordinated Notes due [●]

(“Subordinated Notes”)

irrevocably and unconditionally guaranteed on a joint and several and subordinated basis by

Moneytech Limited

(ABN 77 106 249 852)

(“Parent Guarantor”)

and

Moneytech Services Pty Ltd

(ABN 81 112 110 933)

(together, the “Initial Guarantors”)

The date of this Pricing Supplement is [●].

This Pricing Supplement (as referred to in the Information Memorandum dated [●] (“Information Memorandum”)) relates to the Tranche of Subordinated Notes referred to above. It is supplementary to, and should be read in conjunction with (i) the terms and conditions of the Subordinated Notes (“Conditions”) contained in the Information Memorandum and (ii) the Note Trust Deed dated [●] and made by the Issuer, the Initial Guarantors and the Trustee.

Unless otherwise indicated, terms defined in the Conditions have the same meaning when used in this Pricing Supplement.

This Pricing Supplement does not constitute, and may not be used for the purposes of, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorised or to any person to whom it is unlawful to make such offer or solicitation. No action is being taken to permit an offering of the Subordinated Notes or the distribution of this Pricing Supplement in any jurisdiction where such action is required.

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The particulars to be specified in relation to the Tranche of Subordinated Notes referred to above are as follows:

1	Issuer	:	Moneytech Finance Pty Ltd (ABN 75 112 110 906)

2	Initial Guarantors	:	Moneytech Limited (ABN 77 106 249); and Moneytech Services Pty Ltd (ABN 81 112 110 933).

3	Type of Subordinated Notes	:	[Fixed Rate Notes / Floating Rate Notes]

4	Lead Manager and Initial Subscriber	:	FIIG Securities Limited (ABN 68 085 661 632)

5	Registrar	:	BTA Institutional Services Australia Limited (ABN 48 002 916 396)

6	Issuing & Paying Agent	:	BTA Institutional Services Australia Limited (ABN 48 002 916 396)

7	Calculation Agent	:	BTA Institutional Services Australia Limited (ABN 48 002 916 396)

8	Trustee	:	BNY Trust Company of Australia Limited (ABN 49 050 294 052)

9	Aggregate principal amount of Tranche	:	A$[●]

10	Issue Date	:	[●]

11	Issue Price	:	100%

12	Denomination	:	A$1,000

13	Minimum parcel size on initial issue	:	A$50,000

14	Maturity Date	:	[●]

15	Record Date	:	As per the Conditions

16	Condition 7 (Fixed Rate Notes) applies	:	[Yes/No] [If “No”, delete the following Fixed Rate provisions]

	Fixed Coupon Amount	:	A$[●] per A$1,000 denomination, payable semi-annually in arrear

	Interest Rate	:	[●]% per annum.

	Interest Commencement Date	:	Issue Date

	Interest Payment Dates	:	[●] and [●] of each year, commencing on [●] up to, and including, the Maturity Date or, if redeemed earlier, an Optional Redemption Date

	Business Day Convention	:	[Following Business Day Convention]

	Day Count Fraction	:	[RBA Bond Basis]

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17	Condition 8 (Floating Rate Notes) applies	:	[Yes/No] [If “No”, delete the following Floating Rate provisions]

	Interest Commencement Date	:	Issue Date

	Interest Rate	:	The aggregate of 90 day BBSW Rate and the Margin specified below, payable quarterly in arrear.

	Interest Payment Dates	:	[●], [●], [●] and [●] of each year, commencing on [●] up to, and including, the Maturity Date or, if redeemed earlier, an Optional Redemption Date

	Business Day Convention	:	[Modified Following Business Day Convention]

Margin	:	(a)	+[4.65] per cent. per annum for each Interest Period commencing on (and including) the Interest Commencement Date to (but excluding) [Issue Date + 5 years];

		(b)	+[6.25] per cent. per annum for each Interest Period commencing on (and including) [Issue Date + 5 years] to (but excluding) [Issue Date + 6 years]; and

		(c)	+[6.75] per cent. per annum for each Interest Period commencing on (and including) [Issue Date + 6 years] to (but excluding) [Issue Date + 7 years].

	Day Count Fraction	:	[Actual/365 (Fixed)]

	Fallback Interest Rate	:	[As per Condition 8.3]

	Interest Rate Determination	:	[BBSW Rate Determination]

	BBSW Rate	:	[As per Condition 8.4]

	Rounding	:	[As per Condition 9.5]

	Linear Interpolation	:	[Not applicable]

18	Noteholder put	:	Yes, the Subordinated Notes may be redeemable before their Maturity Date at the option of the Noteholders on a Change of Control as set out in Condition 10.2 (“Early redemption at the option of Noteholders (Noteholder put)”)

19	Issuer call	:	Yes, the Subordinated Notes may be redeemable before their Maturity Date at the option of the Issuer as set out in Condition 10.3 (“Early redemption at the option of the Issuer (Issuer call)”) and:

			(a)	First Optional Redemption Date means [●];

			(b)	Second Optional Redemption Date means [●]; and

			(c)	each Interest Payment Date commencing on (and including) the Third Optional Redemption Date to (but excluding) the Maturity Date where “Third Optional Redemption Date” means [●].

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20	Clearing system	:	Austraclear System. Interests in the Subordinated Notes may also be traded through Euroclear and Clearstream, Luxembourg as set out on page [●] of the Information Memorandum.

21	ISIN	:	[●]

22	Austraclear I.D.	:	[●]

23	Australian interest withholding tax	:	It is the Issuer’s intention that the Subordinated Notes will be issued in a manner which will comply with the public offer test under section 128F of the Australian Tax Act.

24	Listing	:	Not applicable

The Issuer accepts responsibility for the information contained in this Pricing Supplement.

Date: [●]

CONFIRMED

For and on behalf of

MONEYTECH FINANCE PTY LTD

By:	By:

Name:	Name:

Title:	Title:

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Selling Restrictions

Under the Subscription Agreement dated 8 April 2015 between the Issuer, the Initial Guarantors and the Lead Manager and Initial Subscriber (“Subscription Agreement”) and subject to the Conditions contained in the Information Memorandum, the Subordinated Notes will be offered by the Issuer through the Lead Manager and Initial Subscriber. The Issuer will have the sole right to accept any offers to purchase Subordinated Notes and may reject any such offer in whole or (subject to the terms of such offer) in part.

None of the Issuer, the Initial Guarantors or the Lead Manager and Initial Subscriber has represented that any Subordinated Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or in accordance with any available exemption, or assumes any responsibility for facilitating that sale.

Persons into whose hands this Information Memorandum comes are required by the Issuer, the Initial Guarantors, the Lead Manager and Initial Subscriber to comply with all applicable laws, regulations and directives in each country or jurisdiction in which they purchase, offer, sell, resell, reoffer or deliver Subordinated Notes or have in their possession or distribute or publish the Information Memorandum or other offering material and to obtain any authorisation, consent, approval or permission required by them for the purchase, offer, sale, reoffer, resale or delivery by them of any Subordinated Notes under any applicable law, regulation or directive in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales, reoffers, resales or deliveries, in all cases at their own expense, and none of the Issuer, the Initial Guarantors or the Lead Manager and Initial Subscriber has responsibility for such matters. In accordance with the above, any Subordinated Notes purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the Issuer being obliged to register any further prospectus or corresponding document relating to the Subordinated Notes in such jurisdiction.

The following selling restrictions apply to Subordinated Notes.

Australia

The Lead Manager and Initial Subscriber has acknowledged that:

(a)	no "prospectus" or other "disclosure document" (each as defined in the Corporations Act) in relation to the Subordinated Notes has been or will be lodged with ASIC or any other government agency or authority; and

(b)	no action has been taken, or will be taken, by it in any jurisdiction which would permit a public offering of the Subordinated Notes, or possession or distribution of the Information Memorandum or any other offering material in relation to Subordinated Notes, in any jurisdiction where action for that in connection with the primary distribution of the Subordinated Notes.

The Lead Manager and Initial Subscriber has represented and agreed that it:

(i)	has not made or invited, and will not make or invite, an offer of the Subordinated Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(ii)	has not distributed or published, and will not distribute or publish, any Information Memorandum or other offering material or advertisement relating to any Subordinated Notes in Australia,

unless:

(A)	the offer or invitation falls within the exemption for offers to sophisticated investors set out in section 708(8) of the Corporations Act or the offer or invitation does not otherwise require disclosure to investors under Part 6D.2 or Chapter 7 of the Corporations Act;

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(B)	such action does not require any document to be lodged with ASIC or ASX Limited;

(C)	the offer or invitation is not made to a person who is a “retail client” as defined for the purposes of section 761G of the Corporations Act; and

(D)	the offer or invitation and all conduct in connection with it complies with all applicable laws and directives.

In addition, the Lead Manager and Initial Subscriber has agreed, that, in connection with the primary distribution of the Subordinated Notes, it will not offer or sell Subordinated Notes to any person if, at the time of such sale, the officers and employees of the Lead Manager and Initial Subscriber aware of, or involved in, the sale, knew or had reasonable grounds to suspect that, as a result of such sale, any Subordinated Notes or an interest in any Subordinated Notes were being, or would later be, acquired (directly or indirectly) by an associate of the Issuer for the purpose of section 128F(9) of the Income Tax Assessment Act 1936 of Australia (“Australian Tax Act”) and associated regulations except as permitted by section 128F(5) of the Australian Tax Act.

Singapore

This Information Memorandum has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, as amended (“Securities and Futures Act”).

The Lead Manager and Initial Subscriber has represented and agreed that the Information Memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Subordinated Notes has not been and will not be circulated or distributed by it nor have the Subordinated Notes been, nor will the Subordinated Notes be, offered or sold by it, or be subject to an invitation for subscription or purchase by it, whether directly or indirectly, to persons in Singapore other than:

(a)	to an institutional investor under Section 274 of the Securities and Futures Act;

(b)	to a relevant person pursuant to Section 275(1) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the Subordinated Notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(1)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

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that securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Subordinated Notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor (under Section 274 of the Securities and Futures Act) or to a relevant person (as defined in Section 275(2) of the Securities and Futures Act) and in accordance with the conditions specified in Section 275 of the Securities and Futures Act;

(ii)	(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the Securities and Futures Act or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the Securities and Futures Act;

(iii)	where no consideration is, or will be, given for the transfer;

(iv)	where the transfer is by operation of law;

(v)	as specified in Section 276(7) of the Securities and Futures Act; or

(vi)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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Australian Taxation

The following is a summary of the material Australian tax consequences of the purchase, ownership and disposition of the Subordinated Notes to holders who purchase securities on original issuance at the stated offering price and hold the Subordinated Notes as capital assets.

This summary is based on Australian law as in effect on the date of this Information Memorandum, which is subject to change, possibly with retrospective effect and should be treated with appropriate caution.

The following summary is general in nature and is not, and is not intended to, constitute a complete analysis of all potential tax consequences relating to the ownership of Subordinated Notes and does not deal with the position of all classes of holders (including, dealers in securities, custodians or other third parties who hold Subordinated Notes on behalf of any holders, and holders that are subject to the Taxation of Financial Arrangements (“TOFA”) rules).

None of the Issuer, the Guarantors, the Lead Manager and Initial Subscriber, the Trustee or any Agents (nor their respective shareholders, subsidiaries, related bodies corporate, officers, employees, representatives or advisers) accepts any responsibility or makes any representation as to the tax consequences of investing in the Subordinated Notes.

In particular, an Australian resident in receipt of interest through a permanent establishment outside Australia or a non-Australian resident (other than a non-Australian resident in receipt of interest through a permanent establishment in Australia) who holds Subordinated Notes may be subject to restrictions on transfer of Subordinated Notes and other constraints, risks or liabilities.

Such persons into whose possession this Information Memorandum comes are required to inform themselves about, and observe, all such restrictions.

All prospective investors should consult their own professional tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of their ownership of, or any dealing in, the Subordinated Notes.

All prospective holders should also be aware that the particular terms of issue of such Subordinated Notes may affect the tax treatment of such Subordinated Notes.

Australian Tax on Payments under the Subordinated Notes

Nature of the Subordinated Notes

It is expected that each Subordinated Note issued by the Issuer should constitute a debenture, and a “debt interest” for Australian tax purposes. Accordingly, the interest payments under each Subordinated Note should be classified as interest for Australian tax purposes.

Resident holders

This part of the summary applies to holders of Subordinated Notes that are residents of Australia for tax purposes that do not hold their Subordinated Notes in carrying on a business at or through a permanent establishment outside of Australia, and non-residents of Australia for tax purposes that acquire their Subordinated Notes in carrying on a business at or through a permanent establishment in Australia (“Resident Holders”).

Under Australian laws as presently in effect:

(a)	income tax – Resident Holders will be assessable for Australian income tax purposes on income either received or accrued to them in respect of the Subordinated Notes. Whether income will be recognised on a cash receipts or accruals basis will depend upon the tax status of the particular Resident Holder and the terms and conditions of the Subordinated Notes;

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(b)	gains on disposal of Subordinated Notes - Resident Holders will be required to include any gain or loss on disposal or redemption of the Subordinated Notes in their taxable income. This may include any maturity or redemption premium;

(c)	interest withholding tax - payments of interest in respect of the Subordinated Notes to Resident Holders will not be subject to Australian interest withholding tax; and

(d)	deemed interest - there are specific rules that can apply to treat a portion of the purchase price of Subordinated Notes as interest for interest withholding tax purposes when certain Subordinated Notes originally issued at a discount or with a maturity premium or which do not pay interest at least annually are sold to a Resident Holder, or where the sale occurs in connection with a "washing arrangement" as defined in section 128A(1AB) of the Australian Tax Act. These rules do not apply in circumstances, such as the Subordinated Notes, where the deemed interest would have been exempt under section 128F of the Australian Tax Act if the Subordinated Notes had been held to maturity by a non-resident.

Non-resident holders

This part of the summary applies to non-residents of Australia for tax purposes that do not acquire their Subordinated Notes in carrying on a business at or through a permanent establishment in Australia, and residents of Australia for tax purposes that acquire their Subordinated Notes in carrying on a business at or through a permanent establishment outside of Australia (“Non-resident Holders”).

Payment of Interest

Under existing Australian tax law, Non-resident Holders are not subject to Australian income tax on payments of interest or amounts in the nature of interest where the exemption for interest withholding tax discussed below applies.

If the exemption is not available and another exemption is not available (e.g. under a tax treaty - see below), interest withholding tax will be levied at a rate of 10% on the gross amount of interest, or amounts in the nature of interest, paid on each Subordinated Note (in that regard, please refer to our comments below in relation to the payment of additional amounts).

Exemption from Australian Withholding Tax

The Issuer proposes to issue the Subordinated Notes in a manner which will satisfy the requirements of section 128F of the Australian Tax Act. The Issuer has been advised that assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to an issue of Subordinated Notes, payment of principal and interest to a Non-resident Holder will not be subject to Australian income taxes.

Broadly, pursuant to section 128F of the Australian Tax Act, an exemption from Australian interest withholding tax is available in respect of interest paid to a Non-resident Holder for tax purposes under any Subordinated Notes, if the following conditions are met:

(a)	the Issuer is a company and a resident of Australia when it issues the relevant Subordinated Notes and when interest (as defined in section 128A(1AB)) is paid;

(b)	the relevant Subordinated Notes are issued in a manner which satisfies the public offer test. There are five principal methods of satisfying the public offer test. These are:

(i)	offers of the relevant Subordinated Notes to 10 or more persons, each of whom is carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets and was not known, or suspected by the Issuer, to be an associate of each other;

(ii)	offers of the relevant Subordinated Notes to 100 or more potential investors whom it was reasonable for the Issuer to have regarded as either having acquired debentures or debt interests in the past, or being likely to be interested in acquiring debentures or debt interests;

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(iii)	offers of the relevant Subordinated Notes as a result of being accepted for listing on a stock exchange, where the Issuer had previously entered into an agreement with a dealer, manager or underwriter in relation to the placement of debentures or debt interests, requiring the Issuer to seek such listing;

(iv)	offers of the relevant Subordinated Notes as a result of negotiations being initiated publicly in electronic form, or in another form, that was used by financial markets for dealing in debentures or debt interests; and

(v)	offers of the relevant Subordinated Notes to a dealer, manager or underwriter, who, under an agreement, offered to sell such Subordinated Notes within 30 days by one of the preceding methods.

(c)	the Issuer does not know, or have reasonable grounds to suspect, at the time of issue, that the Subordinated Notes or interests in the relevant Subordinated Notes were being, or would later be, acquired, directly or indirectly, by an Offshore Associate of the Issuer (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the relevant Subordinated Notes, or a clearing house, custodian, funds manager or responsible entity of a registered scheme); and

(d)	at the time of the payment of interest, the Issuer does not know, or have reasonable grounds to suspect, that the payee is an Offshore Associate of the Issuer (other than an Offshore Associate who receives the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme).

For these purposes, an "Offshore Associate" means an “associate” (within the meaning of section 128F(9) of the Australian Tax Act) of the Issuer that is either:

(e)	a non-resident of Australia that, if it acquires Subordinated Notes or an interest in Subordinated Notes, would not acquire the Subordinated Notes or an interest in the Subordinated Notes in carrying on a business at or through a permanent establishment of the associate in Australia; or

(f)	a resident of Australia that, if it acquires the Subordinated Notes or an interest in the Subordinated Notes, would acquire Subordinated Notes or an interest in Subordinated Notes in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that country.

Under section 128F(9), "associate" is defined broadly to include (i) any entities that "sufficiently influence", or hold the majority voting interests in, the Issuer (i.e. controlling or parent companies of the Issuer); (ii) entities that are “sufficiently influenced by”, or whose majority voting interests are held by, the Issuer (or any controlling or parent companies of the Issuer); (iii) any trusts under which the Issuer or any of these aforementioned entities may benefit, and (iv) a person or entity who is an “associate” of another person or company which is an “associate” of the Issuer under (i) above.

Holders in Specified Countries

Should the exemption under section 128F not apply, reliance may be placed on certain new or amended double tax conventions (“New Treaties”) entered into by the Australian government. These New Treaties have been signed with certain countries including the United States of America, the United Kingdom, Norway, Finland, the Republic of France, Japan, the Republic of South Africa, New Zealand and Chile (“Specified Countries”). The New Treaties may apply to interest derived by a resident of a Specified Country in relation to a Subordinated Note issued by the Issuer.

The New Treaties with the United States of America, the United Kingdom, Norway, Finland, the Republic of France, Japan, the Republic of South Africa and New Zealand effectively prevent withholding tax applying to interest derived by:

(a)	the government of the relevant Specified Country and certain governmental authorities and agencies in the Specified Country; and

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(b)	certain unrelated banks, and financial institutions which substantially derive their profits by carrying on a business of raising and providing finance, which are resident in the Specified Country, by reducing the interest withholding tax rate to zero.

Under the New Treaty with Chile, interest withholding tax applying to interest derived by certain unrelated banks, and financial institutions which substantially derive their profits by carrying on a business of raising and providing finance is reduced to the rate of 5%.

Under the New Treaties, back-to-back loans and economically equivalent arrangements will not obtain the benefit of the reduction in interest withholding tax and the anti-avoidance provisions in the Australian Tax Act can apply. Additionally, under the New Treaty with the United States of America, interest determined by reference to the profits of the Issuer or one of its associated enterprises may not obtain the benefit of the reduction in interest withholding tax.

Further, under the New Treaty with Japan, interest derived by the Japan Bank for International Cooperation or the Nippon Export and Investment Insurance will have a nil rate of withholding tax.

Payment of additional amounts

Despite the fact that any Subordinated Notes are intended to be issued in a manner which will satisfy the requirements of section 128F of the Income Tax Assessment Act 1936 and payments of interest in respect of those Subordinated Notes are not expected to be subject to interest withholding tax, if the Issuer is at any time required to withhold interest withholding tax from payments of interest on any of those Subordinated Notes, the amount payable by the Issuer will pay an additional amount so that, after making the withholding or deduction and further withholdings or deductions applicable to any additional amounts so payable, the relevant holder is entitled to receive (at the time the payment is due) the amount it would have received if no withholdings or deductions had been required to be made (subject to the conditions and exceptions contained in Condition 12.3 (“Gross-up exceptions”).

Quotation of Australian Business Numbers or Tax File Numbers

If a holder of a Subordinated Note issued by the Issuer is an Australian resident or a non-resident that holds a Subordinated Note at or through a permanent establishment in Australia, withholding for tax (see below for rate of withholding tax) must be deducted, unless the holder of that Subordinated Note supplies the Issuer of that Subordinated Note with its Australian Business Number (if applicable) or Tax File Number or proof of an appropriate exemption from quoting such numbers. An Australian resident that holds a Subordinated Note may also be subject to Australian income tax in respect of interest derived from the relevant Subordinated Notes.

The rate of withholding tax for failure to provide a Tax File Number or Australian Business Number is 49% for the 2014-15, 2015-16 and 2016-17 income years and, under current law, will be reduced to 47% following the 2016-17 income year.

Withholding Tax on Payments under the Subordinated Guarantee

The Australian Taxation Office has published a Taxation Determination stating that payments by a Guarantor in respect of debentures (such as the Subordinated Notes issued by the Issuer) are entitled to the benefit of the exemption contained in section 128F of the Australian Tax Act if payments of interest in respect of those debentures by the Issuer are exempt from interest withholding tax.

As set out in more detail in the Subordinated Guarantees, if a Guarantor is at any time prohibited by law from making payments under the Subordinated Guarantees free of deductions or withholdings, then such additional amounts shall be paid to the holder as may be necessary in order that the actual amount received after all applicable deductions and withholdings shall equal the amount that would have been received if such deductions or withholdings were not made.

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Other Australian Taxes

Goods and Services Tax (“GST”)

Neither the issue nor the receipt of the Subordinated Notes will give rise to a liability for GST in Australia on the basis that the supply of the Subordinated Notes will either be a financial supply that is input taxed or in the case Subordinated Notes issued to a non-resident offshore subscriber, GST-free. Furthermore, neither the payment of principal or interest by the Issuer, nor the redemption or disposal of the Subordinated Notes, should give rise to a liability for GST in Australia.

Where the acquisition or transfer of the Subordinated Notes results in the holder making an input taxed financial supply, the holder may be restricted in claiming input tax credits for any GST they have incurred on costs related to the acquisition or transfer of Subordinated Notes. Holders should seek their own advice in this regard.

Neither the grant of the Subordinated Guarantee nor the payment of any amount under the Subordinated Guarantee would give rise to any liability for GST in Australia.

Death duties

No Subordinated Notes will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death.

Stamp duty

No ad valorem, stamp duty, issue, registration or similar taxes are payable in Australia on the issue of any Subordinated Notes or redemption of any Subordinated Notes or the transfer of any Subordinated Notes provided that the Subordinated Notes are not held on a register located in South Australia.

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Directory

Issuer Moneytech Finance Pty Ltd (ABN 75 112 110 906) Level 6 97 Pacific Highway North Sydney NSW 2060 Telephone: + 61 2 8907 2500 Facsimile: + 61 2 8907 2599 Attention: Hugh Evans, Managing Director

Lead Manager and Initial Subscriber

FIIG Securities Limited

(ABN 68 085 661 632 and AFSL No. 224659)

Level 8

Emirates House

167 Eagle Street

Brisbane QLD 4000

Telephone: + 61 7 3231 6666

Facsimile: + 61 7 3231 6699

Attention: Legal and Compliance

Registrar, Issuing & Paying Agent and Calculation Agent

BTA Institutional Services Australia Limited

(ABN 48 002 916 396)

Level 2

35 Clarence Street

Sydney NSW 2000

Telephone: +61 2 9551 5000

Facsimile: +61 2 9551 5009

Attention: Global Client Services

Trustee BNY Trust Company of Australia Limited (ABN 49 050 294 052) Level 2 35 Clarence Street Sydney NSW 2000 Telephone: + 61 2 9551 5000 Facsimile: + 61 2 9551 5009 Attention: Global Client Services

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